Exhibit 99.1

EXECUTION COPY

STOCK PURCHASE AGREEMENT

by and among

SI INTERNATIONAL, INC.,

SHENANDOAH ELECTRONIC INTELLIGENCE, INC.,

THE WALTER M. CURT TRUST,

THE MARTHA F. CURT TRUST,

WALTER M. CURT and MARTHA F. CURT

Dated as of January 12, 2005

TABLE OF CONTENTS

ARTICLE I	PURCHASE AND SALE OF SHARES
1.1	Stock Purchase
1.2	Purchase Price
1.3	Escrow for Indemnities
1.4	Adjustments to Closing Payment
1.5	Post-Closing Adjustment
1.6	Additional Purchase Price

ARTICLE II	CLOSING
2.1	Time and Place of the Closing
2.2	Deliveries
2.3	Sellers’ Representative

ARTICLE III	REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY
3.1	Organization and Corporate Power
3.2	Authority for Agreement
3.3	No Violation to Result
3.4	Capitalization
3.5	Financial Statements
3.6	Liabilities
3.7	Adverse Changes
3.8	Employee Benefit Plans
3.9	Employee Matters
3.10	Taxes
3.11	Property
3.12	Contracts
3.13	Litigation
3.14	Compliance with Laws
3.15	Government Contracts
3.16	Environmental and Safety Matters
3.17	Insurance

i

3.18	Intellectual Property
3.19	Suppliers
3.20	Related Party Transactions
3.21	Brokers
3.22	Bank Accounts; Powers of Attorney
3.23	Disclosure

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF THE SELLERS
4.1	Formation and Power
4.2	Authority for Agreement
4.3	No Violation to Result
4.4	Company Shares
4.5	Brokers
4.6	Disclosure

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF BUYER
5.1	Organization
5.2	Authority for Agreement
5.3	No Violation to Result
5.4	Brokers
5.5	Disclosure

ARTICLE VI	ADDITIONAL AGREEMENTS
6.1	Access to Properties and Records
6.2	Interim Covenants of the Company and the Sellers
6.3	Publicity and Disclosure
6.4	No Solicitation; No Trading
6.5	Notification of Certain Matters
6.6	Tax Matters
6.7	Litigation Support
6.8	Reasonable Efforts
6.9	Pending Claims
6.10	Company Employees
6.11	Payment of Obligations
6.12	Audit
6.13	Unreasonable Dissipation of Assets

6.14	Divestiture of Business
6.15	Further Assurances

ARTICLE VII	CONDITIONS TO THE BUYER’S OBLIGATIONS
7.1	Representations and Warranties True at the Closing Date
7.2	Performance
7.3	No Litigation
7.4	No Material Adverse Change
7.5	Governmental, Regulatory and Other Consents and Approvals
7.6	Audit
7.7	Buyer’s Review
7.8	Financing
7.9	Closing Deliveries of the Sellers and the Company

ARTICLE VIII	CONDITIONS TO THE COMPANY’S AND THE SELLERs’ OBLIGATIONS
8.1	Representations and Warranties True at the Closing Date
8.2	Performance
8.3	No Litigation
8.4	Closing Deliveries of the Buyer

ARTICLE IX	INDEMNITY
9.1	General Indemnification
9.2	Indemnification Procedures
9.3	Right of Offset
9.4	Survival of Representations, Warranties and Covenants
9.5	Limitations on Indemnification
9.6	Exclusive Remedy
9.7	Waiver, Release and Discharge

ARTICLE X	COVENANT NOT TO COMPETE
10.1	Prohibited Activities
10.2	Confidentiality
10.3	Damages
10.4	Reasonable Restraint
10.5	Independent Covenant

ARTICLE XI	TERMINATION

11.1	Termination

ARTICLE XII	MISCELLANEOUS
12.1	Successors and Assigns
12.2	Governing Law
12.3	Specific Performance
12.4	Severability
12.5	Amendment
12.6	Waiver
12.7	Notices
12.8	Expenses
12.9	Arbitration
12.10	Complete Agreement
12.11	Absence of Third Party Beneficiary Rights
12.12	Mutual Drafting
12.13	Further Representations
12.14	Gender
12.15	Headings
12.16	Counterparts

APPENDIX

Appendix A	Defined Terms

EXHIBITS

Exhibit A	Escrow Agreement

Exhibit B	Commitment Letter

Exhibit C	List of Key Employees

Exhibit D	Stock Option Agreement

Exhibit E	Form of Consulting Agreement

Exhibit F	Form of Opinion of Counsel

EXECUTION COPY

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 12th day of January, 2005, by and among (i) SI International, Inc., a Delaware corporation (the “Buyer”), (ii) Shenandoah Electronic Intelligence, Inc., a Virginia corporation (the “Company”), (iii) The Walter M. Curt Trust, a Virginia trust, and The Martha F. Curt Trust, a Virginia trust, (the “Stockholders”), and (iv) Walter M. Curt and Martha F. Curt (the “Grantors”).  Each Person named in (iii) and (iv) above is referred to herein individually as a “Seller” and collectively as the “Sellers.”  The Buyer, the Company and the Sellers are referred to herein individually as a “Party” and collectively as the “Parties.”  The capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth in Appendix A hereto.

WHEREAS, the Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock and other equity securities of the Company;

WHEREAS, the Grantors created the Stockholders for estate planning purposes to hold certain assets, including the capital stock of the Company, on their behalf;

WHEREAS, as a condition to the Buyer entering into this Agreement, the Grantors have agreed to enter into this Agreement; and

WHEREAS, upon the terms and subject to the conditions set forth herein, the Buyer desires to purchase from the Stockholders and the Stockholders desire to sell to the Buyer all of the issued and outstanding capital stock and other equity securities of the Company (the “Stock Purchase”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1                                 Stock Purchase.  On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from each of the Stockholders, and each of the Stockholders agrees to sell to the Buyer, the Shares owned by such Stockholders, free and clear of all Encumbrances, which Shares collectively constitute and shall constitute as of the Closing Date all of the issued and outstanding shares of the capital stock of the Company, for the consideration specified in Section 1.2.

1.2                                 Purchase Price.  The purchase price for the Shares (the “Purchase Price”) shall be Seventy-Five Million Dollars ($75,000,000) (the “Initial Purchase Price”), subject to the terms and conditions set forth herein, including, without limitation, the Purchase Price adjustments contemplated by Sections 1.3, 1.4 and 1.5, plus the right to receive the Additional Purchase Price, if any, pursuant to Section 1.6 and Section 6.9.  The Initial Purchase Price, less the amount to be escrowed pursuant to Section 1.3 hereof (the “Closing Payment”), shall be paid by the Buyer to the Stockholders at the Closing in cash by the delivery to the Stockholders of immediately available funds, in the respective percentages set forth on Schedule 1.2 next to each Stockholder’s name.

1.3                                 Escrow for Indemnities.  On the Closing Date, the Sellers, the Buyer and Branch Banking & Trust Company (the “Escrow Agent”), shall enter into an Escrow Agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”).  Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Escrow Deposit”) shall be withheld from the Initial Purchase Price and deposited into and held in escrow pursuant to the terms of the Escrow Agreement.  Notwithstanding any other provisions of this Agreement to the contrary, the Escrowed Funds will secure the payment of (i) the Post-Closing Adjustments, if any, pursuant to Section 1.5 and (ii) the indemnity obligations of the Sellers pursuant to Section 6.6 and Article IX.

1.4                                 Adjustments to Closing Payment.

(a)                                  At least five (5) business days prior to the Closing, the Company and the Buyer shall finalize an Estimated Closing Balance Sheet as of the Closing Date on a post-Closing basis in accordance with GAAP (the “Estimated Closing Balance Sheet”).

(b)                                 The Closing Payment to be paid at the Closing shall be reduced by the following amounts, if any, as set forth on the Estimated Closing Balance Sheet: (i) the amount of any indebtedness of the Company for borrowed money as of the Closing Date (“Indebtedness for Borrowed Money”) and (ii) the amount of all Liabilities, other than Liabilities arising as a result of the termination of a cafeteria plan under Section 125 of the Code incurred at Buyer’s request in accordance with Section 6.2(v), not incurred in the ordinary course of business of the Company as of the Closing Date, including, without limitation, any liability for severance and other compensation, provided or payable to employees or consultants of the Company in connection with the Stock Purchase plus any transaction fees and expenses related to the Stock Purchase and the transactions contemplated hereby, including without limitation financial advisory fees, legal fees and expenses, broker and finder fees and expenses of accountants (“Non-Ordinary Course Liabilities”).  The Closing Payment to be paid at Closing shall (x) be reduced by the amount, determined as of the Closing Date, by which the Minimum Working Capital Target exceeds the Estimated Working Capital, if any, or (y) increased by the amount, determined as of the Closing Date, by which the Estimated Working Capital exceeds the Maximum Working Capital Target, if any; provided, however, that, if the Estimated Working Capital is greater than or equal to the Minimum Working Capital Target and less than or equal to the Maximum Working Capital Target, then no increase or decrease in the Closing Payment shall occur pursuant to this clause; provided, further, that if the Closing Payment is reduced by an amount set forth in clauses (i) or (ii) of this Section 1.4(b) and such amount otherwise is a current liability, such amount shall not be included as part of the current liabilities of the Company and its Subsidiaries for the calculation of Estimated Working Capital (such adjustment, the “Estimated Closing Adjustment”).  The Estimated Closing Adjustment shall be determined without regard to the limitations set forth in Sections 9.4 and 9.5.

(c)                                  At least one (1) business day prior to the Closing, the Parties shall agree upon a flow of funds memorandum which shall set forth all payments required to be made by or on behalf of all Parties at the Closing, including for each such payment an identification of the payor, the payee, the amount and the wire transfer information.

1.5                                 Post-Closing Adjustment.

(a)                                  Within seventy-five (75) days following the Closing Date, the Buyer shall furnish the Sellers’ Representative with a balance sheet of the Company as of the Closing Date on a post-Closing basis prepared in accordance with GAAP (the “Closing Balance Sheet”), which shall set forth the Indebtedness for Borrowed Money, the Non-Ordinary Course Liabilities, and the Closing Working Capital and a schedule based upon the Closing Balance Sheet setting forth any adjustments to the Estimated Closing Adjustment (collectively, the “Closing Adjustments”).  The Sellers’ Representative shall assist the Buyer in the preparation of the Closing Balance Sheet if reasonably requested by the Buyer.

(b)                                 The Sellers’ Representative shall have a period of fifteen (15) days after receipt of the Closing Balance Sheet to notify the Buyer of its election to accept or reject the Closing Balance Sheet.  In the case of a rejection, such notice must contain the reasons for such rejection in reasonable detail and must set forth the amount of the requested adjustment.  No rejection may be made by the Sellers’ Representative unless the requested adjustment is equal to or greater than ten percent (10%) of the Closing Adjustments set forth in the Closing Balance Sheet.  In the event no notice is received by the Buyer during such fifteen (15) day period, the Closing Balance Sheet and any required adjustments resulting therefrom shall be deemed accepted by the Sellers’ Representative and final and binding on the Parties.  In the event that the Sellers’ Representative shall timely reject the Closing Balance Sheet, the Buyer and the Sellers’ Representative shall promptly (and in any event within twenty-five (25) days following the date upon which the Sellers’ Representative shall reject the Closing Balance Sheet), attempt to make a joint determination of the Closing Adjustments and such determination and any required adjustments resulting therefrom shall be final and binding on the Parties.

(c)                                  In the event the Sellers’ Representative and the Buyer shall be unable to agree upon a joint determination of Closing Adjustments within one hundred twenty (120) days from the Closing Date, then within one hundred thirty (130) days from the Closing Date, the Buyer and the Sellers’ Representative shall submit the dispute to the Accounting Firm.  The Buyer and the Sellers’ Representative shall request that the Accounting Firm render its determination prior to the expiration of one hundred sixty (160) days from the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on all the Parties.  The fees and expenses of the Accounting Firm shall be allocated to be paid by the Buyer and/or the Sellers, respectively, based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by the Parties, as determined by the Accounting Firm.

(d)                                 If the Closing Working Capital (as finally determined pursuant to Section 1.5(b) and (c)) is less than the Minimum Working Capital Target and

(i)                                     if the Estimated Working Capital was less than the Minimum Working Capital Target, then

(A)                              if the Closing Working Capital is less than the Estimated Working Capital, then the Sellers shall pay the Buyer by wire in immediately available funds an amount equal to the Estimated Working Capital minus the Closing Working Capital; or

(B)                                if the Closing Working Capital is greater than the Estimated Working Capital, then Buyer shall pay to the Stockholders by wire in immediately available funds an amount equal to the Closing Working Capital minus the Estimated Working Capital; or

(ii)                                  if the Estimated Working Capital was greater than or equal to the Minimum Working Capital Target and less than or equal to the Maximum Working Capital Target, then the Sellers shall pay the Buyer by wire in immediately available funds an amount equal to the Minimum Working Capital Target minus the Closing Working Capital; or

(iii)                               if the Estimated Working Capital was greater than the Maximum Working Capital Target, then the Sellers shall pay the Buyer by wire in immediately available funds an amount equal to the sum of (x) the Minimum Working Capital Target minus the Closing Working Capital, and (y) the Estimated Working Capital minus the Maximum Working Capital Target.

(e)                                  If the Closing Working Capital (as finally determined pursuant to Sections 1.5(b) and (c)) is greater than or equal to the Minimum Working Capital Target and less than or equal to the Maximum Working Capital Target, and

(i)                                     if the Estimated Working Capital was less than the Minimum Working Capital Target, then the Buyer shall pay to the Stockholders by wire in immediately available funds an amount equal to the Minimum Working Capital Target minus the Estimated Working Capital; or

(ii)                                  if the Estimated Working Capital was greater than the Maximum Working Capital Target, then the Sellers shall pay to the Buyer an amount equal to the Estimated Working Capital minus the Maximum Working Capital Target; or

(iii)                               if the Estimated Working Capital is greater than or equal to the Minimum Working Capital Target and less than or equal to the Maximum Working Capital Target, no adjustment shall be made.

(f)                                    If the Closing Working Capital (as finally determined pursuant to Sections 1.5(b) and (c)) is greater than the Maximum Working Capital Target, and

(i)                                     if the Estimated Working Capital was greater than the Maximum Working Capital Target, then

(A)                              if the Closing Working Capital is greater than the Estimated Working Capital, then the Buyer shall pay to the Stockholders by wire in immediately available funds an amount equal to the Closing Working Capital minus the Estimated Working Capital; or

(B)                                if the Closing Working Capital is less than the Estimated Working Capital, then the Sellers shall pay to the Buyer by wire in immediately available funds an amount equal to the Estimated Working Capital minus the Closing Working Capital.

(ii)                                  if the Estimated Working Capital was greater than or equal to the Minimum Working Capital Target and less than or equal to the Maximum Working Capital Target, then the Buyer shall pay to the Stockholders by wire in immediately available funds an amount equal to the Closing Working Capital minus the Maximum Working Capital Target.

(iii)                               if the Estimated Working Capital was less than the Minimum Working Capital Target, then the Buyer shall pay the Stockholders by wire in immediately available funds an amount equal to the sum of (x) the Minimum Working Capital Target minus the Estimated Working Capital, and (y) the Closing Working Capital minus the Maximum Working Capital Target.

(g)                                 If the Indebtedness for Borrowed Money and/or the Non-Ordinary Course Liabilities determined pursuant to this Section 1.5 exceed the Indebtedness for Borrowed Money and/or the Non-Ordinary Course Liabilities, respectively, set forth on the Estimated Closing Balance Sheet, such excess shall be paid as an adjustment to the Closing Payment by the Sellers to the Buyer by wire transfer in immediately available funds.  The adjustments described in Section 1.5(d), (e), (f) and (g) shall be referred to collectively as the “Post-Closing Adjustments”.   Each Post-Closing Adjustment, if any, shall be paid by the applicable Party within seven (7) days after the determination of such adjustment.  If the Sellers do not so pay to Buyer by the due date, such amounts due to Buyer shall be deemed Damages under Article IX hereof, which Damages together with interest at a rate of eight percent (8%) per annum shall be paid in full without regard to the limitations set forth in Sections 9.4 and 9.5.

1.6                                 Additional Purchase Price.  If the Buyer elects to make the Section 338 Elections, pursuant to Section 6.6(i), as additional consideration for the Shares, the Buyer shall pay to the Stockholders an aggregate amount equal to Five Hundred and Thirty-Nine Thousand Three Hundred Dollars ($539,300) (the “Additional Purchase Price”) promptly after the filing of the documents relating to the Section 338 Election in cash by delivery to the Stockholders of immediately available funds, in the respective percentages set forth on Schedule 1.2 next to such Stockholder’s name.

ARTICLE II
CLOSING

2.1                                 Time and Place of the Closing.  The Closing shall take place at the offices of Shaw Pittman LLP, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof and in any event within three (3) business days thereafter, or on such other date as the Buyer and the Sellers’ Representative may mutually determine.

2.2                                 Deliveries.  At the time of the Closing, (i) each of the Stockholders shall deliver to the Buyer stock certificates representing all of the Shares owned by such Seller, endorsed in blank or accompanied by duly executed assignment documents, (ii) the Sellers shall deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7.9 below, (iii) the Buyer shall deliver to the Stockholders the Closing Payment as set forth in Section 1.2 above, and (iv) the Buyer will deliver to the Stockholders the certificates, instruments and documents referred to in Section 8.4 below.

2.3                                 Sellers’ Representative.

(a)                                  Each Seller designates Walter M. Curt as such Seller’s representative (the “Sellers’ Representative”) for purposes of this Agreement.  The Sellers and their respective successors shall be bound by any and all actions taken by the Sellers’ Representative on their behalf under or otherwise relating to this Agreement and the transactions contemplated hereunder as if such actions were expressly ratified and confirmed by each of them.  The Sellers’ Representative shall not be liable to the Sellers for any act done or omitted to be done as Sellers’ Representative absent bad faith or gross negligence.  In the event the Sellers’ Representative is unable or unwilling to serve or shall resign, a successor Sellers’ Representative shall be selected by the holders of a majority of the Shares outstanding immediately prior to the Closing.  Each successor Sellers’ Representative shall have all the power, rights, authority and privileges hereby conferred upon the original Sellers’ Representative.

(b)                                 The Buyer shall be entitled to rely upon any communication or writings given or executed by the Sellers’ Representative on behalf of the holders of the Shares.  All communications or writings to be sent to the holders of the Shares pursuant to this Agreement may be addressed to the Sellers’ Representative and any communication or writing so sent shall be deemed notice to all of the holders of the Shares hereunder.  The holders of the Shares hereby consent and agree that the Sellers’ Representative is authorized to accept deliveries, including any notice, on behalf of each holder of Shares pursuant hereto.

(c)                                  The Sellers’ Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each holder of Shares, with full power in such holder’s name and on such holder’s behalf to act according to the terms of this Agreement in the absolute discretion of the Sellers’ Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions, notices and other instruments contemplated by or deemed advisable in connection with this Agreement, including without limitation Article IX hereof.  This power of attorney and all authority hereby conferred is granted subject to the interest of the other holders of Shares hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any holder of Shares, by operation of law, whether by such holder’s death, disability or by any other event.

ARTICLE III
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

As a material inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and each of the Sellers, jointly and severally, represent and warrant to the Buyer, as of the date hereof and as of the Closing, as follows:

3.1                                 Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and the Company is qualified to do business and in good standing in the jurisdictions set forth on Schedule 3.1 and in each other jurisdiction where the character or location of its assets or its properties owned, leased or operated by it, or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify or be in good standing has not had and could not reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary.  The Company has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to conduct its business as now conducted and presently proposed to be conducted by the Sellers and to perform its obligations under Contracts to which it is a party or by which it is bound.  The copies of the Company’s Certificate of Incorporation and Bylaws, which have been furnished to the Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.  There have been no meetings or other proceedings or actions of the stockholders of the Company or the board of directors of the Company that are not fully reflected in such minutes or other records.  The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable Laws.  The Company is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws or any resolution adopted by the Company’s stockholders or board of directors.  The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names set forth on Schedule 3.1.

3.2                                 Authority for Agreement.  Each of the Company and each Subsidiary has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which it is or will be a party and to consummate the transactions contemplated hereby and thereby.  The board of directors of the Company and the stockholders of the Company have unanimously approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and have authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.  No other corporate proceedings on the part of the Company or any Subsidiary are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.  This Agreement and the other documents contemplated hereby have been duly executed and delivered by the Company and each Subsidiary, as applicable, and are legal, valid and binding obligations of the Company and each Subsidiary enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

3.3                                 No Violation to Result.  Except as set forth on Schedule 3.3, the execution, delivery and performance by the Company of this Agreement and the other documents contemplated hereby and the consummation by the Company and each Subsidiary, as applicable, of the transactions contemplated hereby and thereby and the fulfillment by the Company and each Subsidiary of the terms hereof and thereof, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by (x) any of the terms of the Certificate of Incorporation or Bylaws of the Company, the organizational documents of any Subsidiary or any resolution adopted by the board of directors of the Company or stockholders of the Company or any Subsidiary, or (y) any note, debt instrument, security agreement, mortgage or any other Contract to which the Company or any Subsidiary is a party or by which any of them is bound, or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Company or any Subsidiary; (ii) give any Person the right to exercise any remedy under any such Contract or cancel, terminate or modify any such Contract; (iii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; (iv) give any Government Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any permit or license that is held by the Company or that otherwise relates to the Company’s or any Subsidiary’s business or to any of the assets owned or used by the Company or any Subsidiary; or (v) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon the Shares or any of the properties or assets of the Company or any Subsidiary.  Other than as set forth on Schedule 3.3, no notice to, filing with, or consent of, any Person is necessary in connection with, and no “change of control” provision is triggered by, the execution, delivery or performance by the Company and each Subsidiary, as applicable, of this Agreement and the other documents contemplated hereby nor the consummation by the Company and each Subsidiary of the transactions contemplated hereby or thereby.  Except as described on Schedule 3.3(a), the Company and each Subsidiary have given all notices and made all filings set forth on Schedule 3.3.

3.4                                 Capitalization.

(a)                                  The authorized capital stock of the Company consists of one hundred thousand (100,000) shares of Company Common Stock, of which six hundred fifty (650) shares have been issued and are outstanding.  There are no shares of capital stock held in the Company’s treasury.  Schedule 3.4(a) sets forth the names of the Company’s stockholders, the addresses of the Company’s stockholders and the number of shares of Company Common Stock owned of record and beneficially by each of such stockholders.

(b)                                 All of the issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable.  Except as set forth on Schedule 3.4(b), no restrictions on transfer, repurchase options, preemptive rights or rights of first refusal exist with respect to any shares of capital stock of the Company or any Subsidiary, and no such rights arise by virtue of or in connection with the transactions contemplated hereby.  To the extent permitted by Law, the Sellers have waived (or hereby waive) any and all such rights.

(c)                                  There is no:  (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or sell or issue, or otherwise relating to, any shares of the capital stock or other securities of the Company or any Subsidiary; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any Subsidiary; (iii) Contract under which the Company or any Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any Subsidiary.  There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any Subsidiary.

(d)                                 Except as set forth on Schedule 3.4(d), there are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company and any Subsidiary.  All shares of Company Common Stock and all shares of capital stock of each Subsidiary have been issued in compliance with (i) all applicable federal and state securities laws and any other applicable legal requirements, and (ii) any pre-emptive rights, rights of first refusal or other requirements set forth in applicable Contracts.  Any shares of capital stock or other securities repurchased, redeemed or otherwise reacquired by the Company or any Subsidiary were validly reacquired in compliance with (A) the applicable provisions of the corporate law of the Company’s or such Subsidiary’s, as applicable, state of incorporation and all other applicable Laws, and (B) any requirements set forth in applicable Contracts.  The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

(e)                                  Except as set forth on Schedule 3.4(e), neither the Company nor any Subsidiary has any debt, equity or other investment or interest in any Person or any joint venture or strategic alliance or teaming agreements with any Person.  Except as set forth on Schedule 3.4(e), neither the Company nor any Subsidiary has any commitments to contribute to the capital of, make loans to or share losses of, any Person.

(f)                                    Each Subsidiary is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization.  Each Subsidiary is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or its properties owned, leased or operated by it, or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify or be in good standing has not had and could not reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary.  All such jurisdictions in which each Subsidiary is qualified are set forth on Schedule 3.4(f).  Each Subsidiary has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to conduct its business as conducted and to perform its obligations under Contracts by which it is bound.  The copies of each Subsidiary’s organizational or formation documents, which have been furnished to the Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.  There have been no meetings or other proceedings or actions of the stockholders or other equity holders of any Subsidiary or the board of directors or similar bodies of any Subsidiary that are not reflected in such minutes or other records.  The books of account, stock records, minute books and other records of each Subsidiary are accurate, up-to-date and complete, and have been maintained in accordance with prudent business practices and all applicable legal requirements.  No Subsidiary is in default under or in violation of any provision of such Subsidiary’s organizational or formation documents or any resolution adopted by such Subsidiary’s stockholders or board of directors or similar bodies.  No Subsidiary has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name, or other name, other than the names set forth on Schedule 3.4(f).

(g)                                 Schedule 3.4(g) sets forth, as of the date hereof, (i) the number of authorized, issued and outstanding shares of each class of capital stock or other equity securities of each Subsidiary; (ii) the names of all holders of issued and outstanding shares of each class of each such Subsidiary’s capital stock, together with the number of such shares owned and/or controlled by each such holder and the percentage of the issued and outstanding shares of each class of each such Subsidiary’s capital stock which such holder owns or controls; and (iii) the number of shares of each class of each such Subsidiary’s capital stock, if any, which are held in treasury.  The outstanding shares of capital stock or other equity securities of each Subsidiary are owned of record and beneficially by the Persons set forth on Schedule 3.4(g), free and clear of all Encumbrances.

3.5                                 Financial Statements.

(a)                                  Schedule 3.5(a) includes true, complete and correct copies of (i) the Year-End Financials, (ii) the Interim Financials, and (iii) a copy of the financial projections delivered by the Company and the Sellers to the Buyer.  Each of the Financial Statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the Company’s and each Subsidiary’s books and records (which, in turn, are accurate and complete), presents fairly the Company’s and each Subsidiary’s’ financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP.  During the periods covered by the Financial Statements and since the Balance Sheet Date, there has been no material change in the Company’s or any Subsidiary’s accounting policies.  Except as disclosed therein or in Schedule 3.5(a) hereto, there are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets.  There have been no transactions involving the business of the Company or any Subsidiary which properly should have been set forth in the Financial Statements and which have not been accurately so set forth.  Schedule 3.5(a) sets forth a list of any off-balance sheet financing arrangements of the Company and each Subsidiary.  Except as set forth on Schedule 3.5(a), since December 31, 2001, the Company’s accounting firm has not informed the Company that it has any material questions, challenges or disagreements regarding or pertaining to the Company’s or any Subsidiary’s accounting policies or practices.  The Company has made available to the Buyer copies of each management letter or other letter delivered to the Company by its accounting firm in connection with the Financial Statements or relating to any review by such accounting firm of the internal controls of the Company and each Subsidiary.

(b)                                 Schedule 3.5(b) provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company and each Subsidiary as of the Balance Sheet Date.  Except as set forth in Schedule 3.5(b), all existing accounts receivable of the Company and each Subsidiary (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) (i) represent valid obligations of customers of the Company or any Subsidiary arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full, without any counterclaim or set off, when due (and in no event later than ninety (90) days after the Closing Date) in excess of any reserves set forth on the Company’s Interim Financials.  Except as disclosed on Schedule 3.5(b), no Person has any Encumbrance on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment shall have been made with respect to any such receivables.

(c)                                  Schedule 3.5(c) identifies the revenues received from each customer of the Company or any Subsidiary and from each other Person from whom the Company or any Subsidiary generated revenues in the fiscal year ended December 31, 2003 and in the first ten (10) months of 2004.  The relationships of the Company and each Subsidiary with each of their customers are adequate working relationships, and since the fiscal year ended December 31, 2003, there has not been any adverse change in any such business relationship with any such customer.  No customer of the Company or any Subsidiary has terminated or threatened to terminate its relationship with the Company or any Subsidiary or has during the last twelve (12) months materially decreased, limited or otherwise changed the terms and conditions for the purchase of goods or services from the Company or any Subsidiary, or, to the knowledge of the Company, threatened to do so, and, to the knowledge of the Company, any Subsidiary or any Sellers, no written or oral communication, fact, event or action exists or has occurred which would indicate that any customer of the Company or any Subsidiary would do so, whether as a result of the transaction contemplated hereby or otherwise.  There are no material disputes with customers other than the SCOT Contract Pending Claims.  The SCOT Contract Pending Claims have not had a Material Adverse Effect on the Company or any Subsidiary.

(d)                                 The accounts, books and records of the Company and its Subsidiaries have recorded therein in all material respects the results of operations and the assets and liabilities of the Company, required to be reflected under GAAP.  Each of the Company and each Subsidiary maintains a system of accounting and internal controls and procedures as are necessary to provide assurance that (i) the financial records and financial statements are complete and accurate in all material respects; (ii) transactions are executed with management’s authorization; (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s and each Subsidiary’s assets; (iv) access to the Company’s and each Subsidiary’s assets is permitted only in accordance with management’s authorization; (v) the reporting of the Company’s and each Subsidiary’s assets is compared with existing assets at regular internals and appropriate action is taken with respect to any differences; (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis; and (vii) material information regarding the operations of the Company and each Subsidiary and their financial condition is accumulated and communicated to the Company’s and each Subsidiary’s management, including its principal executive and financial officers.  There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, any Subsidiary or any Seller, other employees who have a significant role in the Company’s or any Subsidiary’s internal controls and the Company has provided to Buyer copies of any written materials relating to the foregoing.

(e)                                  The financial projections delivered by the Company and the Sellers to the Buyer pursuant to subsection (a) above represent the Company’s and the Sellers’ best projection of the financial performance of the Company and each Subsidiary for the periods covered thereby and are based upon reasonable assumptions.  Neither the Company, any Subsidiary nor any Seller has any reason to believe, and does not believe, that any such assumptions, are unreasonable, false, or lack the disclosure of any material fact or assumption necessary to make the same not misleading.

3.6                                 Liabilities.  Except as disclosed on Schedule 3.6, there are no Liabilities of the Company or any Subsidiary, other than:  (i) liabilities reflected on the Balance Sheet and not previously paid or discharged; and (ii) Liabilities incurred after the Balance Sheet Date arising in the ordinary course of business and consistent with past practice (none of which in either case results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).  Except as disclosed on Schedule 3.6, neither the Company nor any Subsidiary is a guarantor or otherwise liable for any Liabilities of any other Person other than endorsements for collection in the ordinary course of business.  Schedule 3.6 provides an accurate and complete breakdown and aging as of the Balance Sheet Date of (i) all accounts payable of the Company and each Subsidiary, and (ii) all notes payable of the Company and each Subsidiary and all indebtedness of the Company and each Subsidiary for borrowed money.

3.7                                 Adverse Changes.  Except as set forth on Schedule 3.7, since October 31, 2004, each of the Company and each Subsidiary has operated its business in the ordinary course and consistent with past practices and neither the Company nor any Subsidiary has:  (i) suffered a Material Adverse Effect, (ii) suffered any theft, damage, destruction, or casualty loss in excess of fifty thousand ($50,000) to, or suffered any interruption in the use of, its assets or business (whether or not covered by insurance) or suffered any destruction of its books and records; (iii) declared, set aside or paid any dividend (whether in cash, stock or property) with respect to any capital stock of the Company or any Subsidiary or repurchased any capital stock of the Company or any Subsidiary; (iv) granted any current or former director, officer, employee or consultant of the Company or any Subsidiary, any bonus opportunity or increase in compensation or benefits; (v) disclosed any confidential information (other than pursuant to agreements requiring the recipient to maintain the confidentiality of, and preserving all rights of the Company or any Subsidiary in, such confidential information); (vi) made any capital expenditures that aggregate in excess of fifty thousand ($50,000); (vii) taken any action, omitted any action or entered into any agreement or understanding which, if taken, omitted or entered into during the period from the date of this Agreement until the Closing Date, would constitute a breach or violation of Section 6.2 hereof; or (viii) committed or agreed to any of the foregoing set forth in (i) through (viii) above.

3.8                                 Employee Benefit Plans.

(a)                                  Schedule 3.8(a) lists:  (i) each plan, fund, program or arrangement for the provision of deferred or incentive compensation, profit sharing, stock bonus, bonus, stock option, stock purchase, termination, salary continuation, employee assistance, supplemental retirement, severance, vacation, sickness, disability, death, fringe benefit, insurance, medical or other benefits (whether provided through insurance, on a funded or unfunded basis, or otherwise) to current or former employees, directors, consultants or independent contractors of the Company, or to dependents, survivors or beneficiaries with respect to any of the foregoing, which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company, whether or not legally binding; (ii) each Employee Pension Benefit Plan which has been maintained, administered or contributed to by the Company or any ERISA Affiliate in the past six (6) years (the “Pension Plans”); and (iii) each Employee Welfare Benefit Plan which is currently maintained, administered or contributed to by the Company or any ERISA Affiliate (collectively, all arrangements described in this Section 3.8(a) and all other Employee Welfare Benefit Plans which have been maintained, administered or contributed to by the Company or any ERISA Affiliate are hereinafter referred to as the “Benefit Plans”).

(b)                                 Each Benefit Plan which is intended to qualify under Section 401(a) of the Code so qualified and is the subject of an IRS opinion letter or favorable determination letter with respect to the form of its plan documents or an application for favorable determination letter which was filed during the remedial amendment period under Section 401(b) of the Code is currently pending.  Each Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in all material respects in accordance with its governing instruments and all applicable Laws, including but not limited to, ERISA and the Code.

(c)                                  Exclusive of any benefits which may be payable under or with respect to one or more Benefit Plans, all contributions and premium payments due under the terms of each Benefit Plan or required by applicable Law have been made within the time due (or any delinquency has been corrected).  All unpaid contributions and premium payments attributable to any such Benefit Plan for any period prior to the Closing Date will be, to the extent required under GAAP, accrued on the Company’s consolidated books and records in accordance with GAAP and, except to the extent of such accruals, the Company has no Liability arising out of or in connection with the form or operation of the Benefit Plans or benefits accrued thereunder on or prior to the Closing Date.

(d)                                 No action, suit, proceeding, hearing or investigation relating to:

(i)                                     any actual or alleged occurrence of a Prohibited Transaction with respect to any Benefit Plan;

(ii)                                  any actual or alleged occurrence of a breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) with respect to any Benefit Plan; or

(iii)                               any condition, act or omission with respect to any Benefit Plan (other than routine claims for benefits) which could result in Liability to the Company, its ERISA Affiliates or, to the knowledge of the Company, any subsidiary or any Seller, or any of their respective employees;

is pending or, to the knowledge of the Company, any Subsidiary or any Seller, has been threatened, and neither the Company, any Subsidiary nor any Seller has knowledge of any fact that would reasonably be expected to form the basis for such action, suit, proceeding, hearing or investigation.  No matters are currently pending with respect to any Benefit Plan under the

Employee Plans Compliance Resolution System maintained by the IRS or any similar program maintained by any other Government Authority.

(e)                                  Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, contributed to, had any obligation to contribute to, or had any other Liability under or with respect to, any Employee Pension Benefit Plan covered by Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code.  Neither the Company nor any ERISA Affiliate has ever had any Liability under or with respect to any “multiemployer plan” as defined in ERISA Section 3(37) or any “multiple employer welfare arrangement” as defined in Section 3(40)(A) of ERISA.  Except as identified on Schedule 3.8(e), no Employee Benefit Plan providing medical, health, life, accident or disability insurance is partially or fully self-insured.

(f)                                    Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, administered, contributed to, had any obligation to contribute to, or had any other Liability under or with respect to, any Employee Welfare Benefit Plan which provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by COBRA.

(g)                                 Neither the Company nor any ERISA Affiliate has ever maintained a “voluntary employees beneficiary association” within the meaning of Section 501(c)(9) of the Code or any other “welfare benefit fund” as defined in Section 419(e) of the Code.

(h)                                 All reports and information relating to each Benefit Plan required to be filed with a Government Authority have been timely filed (or any delinquency has been corrected) and are accurate in all material respects; all reports and information relating to each such Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided, and there are no restrictions (other than those, if any, imposed under applicable Laws) on the right of the Company or any ERISA Affiliate to terminate or decrease (prospectively) the level of benefits under any Benefit Plan after the Closing Date without Liability to any participant or beneficiary thereunder.

(i)                                     Except as set forth on Schedule 3.8(i), there has been delivered to Buyer, with respect to each Benefit Plan disclosed on Schedule 3.8(a) (the “Scheduled Benefit Plans”), the following:  (i) a copy of the annual report (if required under ERISA) with respect to each such Scheduled Benefit Plan for the last three (3) years (including all schedules and attachments); (ii) a copy of the current summary plan description (if any is required under ERISA), together with each summary of material modification required under ERISA with respect to such Scheduled Benefit Plan; (iii) a true and complete copy of each written Scheduled Benefit Plan and, with respect to Pension Plans, each written plan document and all amendments thereto which have been adopted since the inception of such plan; (iv) all current trust agreements, insurance contracts, and similar instruments with respect to each funded or insured Scheduled Benefit Plan; (v) copies of all nondiscrimination and top-heavy testing reports for the last three (3) plan years with respect to each Scheduled Benefit Plan that is subject to nondiscrimination and/or top-heavy testing; and (vi) any investment management agreements, administrative services contracts or similar agreements relating to the ongoing administration and investment of any Scheduled Benefit Plan.

(j)                                     Except as set forth on Schedule 3.8(j), each Benefit Plan sponsored by the Company or any Subsidiary is terminable at the discretion of such entity with no more than sixty (60) days advance notice and without cost to such entity of more than Twenty-Five Thousand Dollars ($25,000) in the aggregate for all Benefit Plans, other than normal expenses of plan termination.  No Employee Pension Benefit Plan, including the assets of such plan, is subject to any charge, market value adjustment (except as provided in a stable value fund), deferred sales charge or other fee that is payable by reason of the termination of such plan or investment, other than normal administrative expenses of plan termination, which may be payable from plan assets.

(k)                                  The Company and any Subsidiary may, without cost, withdraw their employees, directors, officers and consultants from any Benefit Plan which is not sponsored by such entity.  Except for accelerations of benefits or vesting resulting from termination of a Scheduled Benefit Plan in accordance with Section 6.2, no Benefit Plan has any provision which could increase or accelerate benefits or any provision which could increase Liability to the Company, any Subsidiary or the Buyer as a result of the transactions contemplated hereby, alone or together with any other event, other than failure to pay premiums.  To the knowledge of the Company and each of the Sellers, no officer, director, agent or employee of the Company or any ERISA Affiliate has made any oral or written representation which is materially inconsistent with the terms of any Benefit Plan.

(l)                                     Except as listed on Schedule 3.8(l) or reflected in the materials described in Section 3.8(i), neither the Company nor any ERISA Affiliate is a party to a nonqualified deferred compensation plan within the meaning of Section 409A of the Code and no such plan has been modified or implemented subsequent to October 2, 2004.

3.9                                 Employee Matters.

(a)                                  Schedule 3.9(a)(i) contains a complete and correct list of all employees of the Company and each Subsidiary, their respective titles as of the date hereof (the “Company Employees”), the 2004 compensation paid or payable to each such employee, the date and amount of each such employee’s most recent salary increase, the date of employment of each such employee and the accrued vacation time and sick leave or other paid time off of each such employee.  Except as set forth on Schedule 3.9(a)(ii), (i) the terms of employment or engagement of all directors, officers, employees, individual consultants and professional advisers of the Company and each Subsidiary are such that their employment or engagement may be terminated at will with notice given at any time and without Liability for payment of compensation or damages, (ii) except as set forth on Schedule 3.9(a)(ii), there are no severance payments, other than payments in lieu of notice, which are or could become payable by the Company or any Subsidiary to any such person under the terms of any oral or written agreement or commitment or any Law, custom, or practice, (iii) except as set forth on Schedule 3.9(a)(iii), there are no other agreements, contracts or commitments, oral or written, between the Company or any Subsidiary and any such person, (iv) as of the date hereof, except as set forth on Schedule 3.9(a)(iv) and except for employees the Buyer has notified the Company that it does not intend to retain, to the knowledge of the Company, any Subsidiary or any Seller, no executive officer or material number of management level or senior technical employees of the Company or any Subsidiary has any plans to terminate his, her or their employment or relationship with the Company and

(v) to the knowledge of the Company, any Subsidiary or any Seller, as related to the business of the Company and any Subsidiary there are no agreements between any Company Employee and any other Person which would restrict, in any manner, such Person’s ability to perform services for the Company, any Subsidiary or the Buyer with respect to such business or the right of any of them to compete with any Person with respect to such business or the right of any of them to sell to or purchase from any other Person with respect to such business.

(b)                                 Neither the Company nor any Subsidiary is, or has ever been, bound by or subject to (and none of their respective assets or properties are bound by or subject to) any arrangement with any labor union or other collective bargaining representative.  Except as set forth on Schedule 3.9(b), no employee of the Company or any ERISA Affiliate is or has ever been represented by any labor union or covered by any collective bargaining agreement while employed by the Company or any ERISA Affiliate and no campaign to establish such representation is in progress.  Except as set forth on Schedule 3.9(b), with respect to the Company and each Subsidiary, there is no pending or, to the knowledge of the Company, any Subsidiary or any Seller, threatened (i) strike, slowdown, picketing, work stoppage or employee grievance process, (ii) material charge, grievance proceeding or other claim against or affecting the Company or any Subsidiary relating to the alleged violation of any law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Government Authority, (iii) union organizational activity or other labor or employment dispute against or affecting the Company, or (iv) application for certification of a collective bargaining agent.

(c)                                  Except as set forth on Schedule 3.9(c), the Company and each Subsidiary are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including, without limitation, any such laws regarding employment documentation, equal employment opportunities, plant closings and mass layoffs, sexual harassment, discrimination based on sex, race, disability, health status, pregnancy, religion, national origin, age or other tortious conduct, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and neither the Company nor any Subsidiary has engaged in any unfair labor practice as that term is delineated in the National Labor Relations Act.  Neither the Company nor any Subsidiary is nor has been liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing.  All Persons classified by the Company or any Subsidiary as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and each Subsidiary have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.  No individual who has performed services for or on behalf of the Company or any Subsidiary who has been treated by the Company or any Subsidiary as an independent contractor, is classifiable as a “leased employee” within the meaning of Section 414(n)(2) of the Code with respect to the Company or any Subsidiary.

(d)                                 To the knowledge of the Company, any Subsidiary or any Seller, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company or any Subsidiary has (i) violated any of the terms or conditions of his employment, non-competition, non-solicitation or non-disclosure agreement with such third party, (ii) disclosed or utilized any trade secret or proprietary information or documentation of such third party, or (iii) interfered in the employment relationship between such third party and any of its present or former employees.  To the knowledge of the Company, any Subsidiary or any Seller, no person employed by or affiliated with the Company or any Subsidiary has employed or has proposed to employ any trade secret or any information or documentation proprietary to any former employer nor violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any Product or proposed Product or the development or sale of any service or proposed service of the Company or any Subsidiary.

(e)                                  Schedule 3.9(e) lists all the Company Employees who are currently on leave relating to work-related injuries and/or receiving disability benefits under any Benefit Plan.

3.10                           Taxes.

(a)                                  The Company and each Subsidiary have filed on a timely basis all Tax Returns each is required to have filed.  Except as set forth on Schedule 3.10(a), all such Tax Returns are correct and complete in all respects.  All Taxes required to have been paid by the Company and any Subsidiary (whether or not shown on any Tax Return) have been paid on a timely basis.  No claim has ever been made in writing or, to the knowledge of the Company, any Subsidiary or any Seller, by a Government Authority in a jurisdiction with respect to the Company or any Subsidiary, that the Company or any Subsidiary is or may be subject to taxation in a jurisdiction in which it does not presently file Tax Returns.  Neither the Company nor any Subsidiary has commenced activities in any jurisdiction which will result in an initial filing of any Tax Return with respect to Taxes imposed by a Government Authority that it had not previously been required to file in the immediately preceding taxable period.  Neither the Company nor any Subsidiary has requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed.  There are no Encumbrances on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)                                 The Company and each Subsidiary have complied in all respects with all applicable Laws, rules and regulations relating to withholding Taxes and information returns, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 through 6048 of the Code, as well as any similar provisions under any other laws, and has, within the time and manner prescribed by law, withheld from employee wages and other payments and paid over to the proper Government Authority all amounts required to have been so withheld and paid.

(c)                                  There are no existing circumstances which reasonably may be expected to result in the assertion of any claim for Taxes against the Company or any Subsidiary by any Government Authority with respect to any period for which Tax Returns are required to have been filed or Tax is required to have been paid.  Except as set forth on Schedule 3.10(c), there is no audit or other proceeding presently pending or, to the knowledge of the Company, threatened with regard to any Tax Liability or Tax Return of (i) the Company or (ii) any Subsidiary or (iii) Seller relating to the Company or any Subsidiary.  Neither the Company nor any Subsidiary has

received a written ruling from or entered into a written agreement with a Government Authority relating to any Tax that could have a continuing effect with respect to any taxable period for which the Company or any Subsidiary has not filed a Tax Return.  No issue has been raised by any Government Authority with respect to Taxes of the Company or any Subsidiary in any prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any other taxable period.

(d)                                 Except as set forth on Schedule 3.10(d), no agreement, waiver or other document or arrangement extending, or having the effect of extending, the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), has been executed or filed with any Government Authority by or on behalf of the Company or any Subsidiary that has continuing effect; and no power of attorney with respect to any Tax matter relating to the Company or any Subsidiary currently in force.

(e)                                  Neither the Company nor any Subsidiary has not filed any consent or entered into any agreement under Section 341(f) of the Code with respect to any of its assets.

(f)                                    Neither the Company nor any Subsidiary is a party to any contract, agreement, plan or arrangement requiring it to make payments to any person that would be a “parachute payment” (within the meaning of Section 280G of the Code) by reason of the consummation of the transactions contemplated by this Agreement.  Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that will have continuing effect after the Closing Date that will result, separately or in the aggregate, in any payment after the Closing Date that under certain circumstances could require any payment (or be deemed to give rise to any payment) that would be a parachute payment.

(g)                                 Neither the Company nor any Subsidiary has made or agreed to make, and is not required to make, any change in method of accounting used by it in any Tax Return filed by it which would require it to make an adjustment to its income pursuant to Section 481(a) of the Code (or any similar provision) on any Tax Return for any taxable period for which the Company or any Subsidiary have not yet filed a Tax Return; and neither is there any application pending with any Government Authority requesting permission for the Company or any Subsidiary to make any change in any accounting method, nor has the Company or any Subsidiary received any notice that a Government Authority proposes to require a change in method of accounting used in any Tax Return which has been filed by the Company or any Subsidiary.

(h)                                 Neither the Company nor any Subsidiary is or has been a party to any Tax allocation, Tax sharing or similar agreement or arrangement.  Neither the Company nor any Subsidiary (i) has been a member of an “affiliated group” (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return or a member of any other group of entities with which the Company or any Subsidiary filed or was required to file Tax Returns on a consolidated, combined, unitary or similar basis (other than by reason of being a disregarded entity for income Tax purposes), and (ii) has Liability for Taxes owing by any other Person, including, without limitation (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, or (C) by contract.

(i)                                     Neither the Company nor any Subsidiary has taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or prior to the Closing Date to a period (or portion thereof) beginning after the Closing Date.  Neither the Company nor any Subsidiary has deferred income or Tax Liability arising out of any transaction, including without limitation, any (i) intercompany transaction (as defined in Treasury Regulation Section 1.1502-13), or (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, except to the extent adequately reserved for on its Balance Sheet.

(j)                                     Schedule 3.10(j) identifies all Tax Returns that either the Company or any Subsidiary has filed for any taxable periods ending after December 31, 1997 and the taxable period covered by each such Tax Return, and identifies any Tax Returns or periods that have been audited or are currently the subject of an audit by a Government Authority.  The Company has provided to the Buyer complete and accurate copies of all of the following materials that relate to taxable periods ending after January 1, 2000:  (A) all income Tax Returns filed by or with respect to the Company or any Subsidiary, (B) all elections relating to Taxes which have continuing effect for taxable years ending after the Closing Date filed by or on behalf of the Company or any Subsidiary with any Government Authority (other than elections which are included in or apparent from Tax Returns referred to in A above), (C) all examination reports relating to Taxes of the Company or any Subsidiary issued as a result of audits, examinations or asserted failures to file Tax Returns or pay Taxes, and (D) all statements of Taxes assessed against the Company or any Subsidiary.  To the extent requested, the Company has made available to Buyer complete and accurate copies of all Tax documents.

(k)                                  Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) at any time during the preceding five (5) years.

(l)                                     No property owned by the Company or any Subsidiary is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(m)                               Neither the Company nor any Subsidiary has been either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying (or intended to qualify) under Section 355 of the Code (or so much of Section 356 as relates to Section 355).

(n)                                 The Company has at all times since January 1, 1998 been a “small business corporation” within the meaning of Section 1361(b) of the Code and has had in effect at all times during its existence a valid election under Section 1362(a) of the Code, and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation where such treatment is legally available.  Each Subsidiary has at all times since the earlier of its incorporation or January 1, 1998 been a qualified subchapter S subsidiary under Section 1361(b)(3)(B) of the Code, and has validly been treated in a similar manner for purposes of the income tax laws of all states in which it has been subject to taxation where such treatment is legally available.  Neither the Company nor any Subsidiary has at any time made any election or filing to be treated as a Subchapter C corporation for state income Tax purposes in any of those states since December 31, 1997.  At all times since January 1, 1998, (i) the Company has had only one class of common stock outstanding, (ii) the Company has not had any outstanding options, contracts, indebtedness or other instruments or obligations which could constitute a second class of stock within the meaning of Section 1361(b)(1)(D) of the Code and Treasury Regulation section 1.1361-1(l), (iii) there have been no binding agreements among the Corporation and its stockholders or other “governing provisions” within the meaning of Treasury Regulation section 1.1361-1(l)(2)(i) that caused any of the outstanding capital stock of the Company to have different per share rights to distribution or liquidation proceeds from any other share of then outstanding capital stock, and (iv) except as set forth on Schedule 3.10(n)(iv), all distributions by the Company with respect to its stock described in section 1368(a) of the Code have been proportional to the ownership of the capital stock of the Company outstanding at the time of each such distribution.

(o)                                 Other than as set forth on Schedule 3.10(o), neither the Company nor any Subsidiary has had at any time any “net unrealized built-in gain” within the meaning of Section 1374(d) of the Code that would give rise to taxation pursuant to Section 1374 of the Code (or comparable provisions of state law) if all of the assets of the Company were disposed of as of the Closing Date at their respective fair market values other than with respect to assets owned by the Company as of December 31, 1997, or owned by any Subsidiary with respect to which an election was made to be a qualified subchapter S subsidiary under Section 1361(b)(3)(B) of the Code effective on January 1, 1998 and at all times thereafter.  The Company has not, in the past 10 years, (i) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which was treated for federal income tax purposes as having transferred it assets to the Company in a transaction to which Section 381 of the Code applied, whether by reason of election of qualified subchapter S subsidiary status (within the meaning of Section 1361(b)(3)(B) of the Code) or otherwise.

(p)                                 Neither the Company nor any Subsidiary has a “permanent establishment” in any foreign country as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country nor has otherwise taken steps or conducted business operations that have exposed, or will expose it to the taxing jurisdiction of a foreign country.  The Company and each Subsidiary have complied with all applicable tax laws and regulations of each country (including political subdivisions thereof) in which the Company or any Subsidiary has performed services, even where such services relate or are provided solely to agencies of the United States government.

(q)                                 Neither the Company nor any Subsidiary is or has been a beneficiary or has otherwise participated in any “reportable transaction” within the meaning of Section 1.6011-4(b)(1) of the Treasury Regulations that was or is required to be disclosed under Code Section 1.6011-4 of the Treasury Regulations, and no Tax Return of Company or any Subsidiary has contained a disclosure statement under Code Section 6662 (or any predecessor provision or comparable provision of Law).

(r)                                    Neither the Company nor any Subsidiary has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

3.11                           Property.

(a)                                  Neither the Company nor any Subsidiary owns any real property.  Schedule 3.11(a) sets forth an accurate and complete list of all real property leased by the Company or any Subsidiary to which the Company or any Subsidiary may have any leasehold rights (collectively, the “Facilities”).  True, complete and correct copies of all leases of real property listed on Schedule 3.11(a) have been delivered to the Buyer.  Except as otherwise disclosed on Schedule 3.11(a), no person, firm or corporation, other than the owner of such real property, the Company or any Subsidiary, has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Facilities or any part thereof.  All leases set forth on Schedule 3.11(a) are in full force and effect and constitute valid and binding agreements of the Company and any Subsidiary and, to the knowledge of the Company or any Subsidiary, the other party or parties thereto in accordance with their respective terms.

(b)                                 Schedule 3.11(b) sets forth an accurate list of all owned and leased personal property included on the Balance Sheet and all other personal property owned or leased by the Company or any Subsidiary (i) as of the Balance Sheet Date, or (ii) acquired since the Balance Sheet Date, in each case valued in excess of Five Thousand Dollars ($5,000), including an indication as to which assets are currently owned, or were formerly owned, by any current or former stockholders or Affiliates of the Company or any Subsidiary.  True, complete and correct copies of all leases of personal property and equipment listed on Schedule 3.11(b) have been delivered to the Buyer.  All of the personal property listed on Schedule 3.11(b) is in good working order and condition, ordinary wear and tear excepted.  All personal property used by the Company or any Subsidiary is either owned by the Company or its Subsidiaries or leased under an agreement listed on Schedule 3.11(b).  All leases set forth on Schedule 3.11(b) are in full force and effect and constitute valid and binding agreements of the Company or a Subsidiary and the other party or parties thereto in accordance with their respective terms.  As of the date hereof and as of the date of the Distribution, the only assets owned by Shenandoah Services, L.C., a Virginia limited liability company and wholly-owned Subsidiary of the Company (“Shenandoah Services”), are the Cessna airplane, Model No.: 550; Series No.: 550-1026; Registration No.: N552CB (the “Aircraft”), or are used solely with respect to the operation of the Aircraft.

(c)                                  Except as set forth on Schedule 3.11(c), the Company and each Subsidiary have and shall convey to the Buyer good and marketable title to their respective assets, free and clear of any and all Encumbrances and defects in title.  The Company’s and each Subsidiary’s assets, taken together, are adequate and sufficient for the operation of their respective businesses as they are being currently conducted and the Company reasonably believes will be adequate and sufficient for operating its business after the Closing as the Company presently proposes to conduct its business.  There are no facts or conditions affecting the Company’s or any Subsidiary’s assets which could, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

3.12                           Contracts.

(a)                                  Schedule 3.12 sets forth an accurate and complete list of each Material Contract.  No Contract has been breached or cancelled by the other party, and neither the Company, any Subsidiary nor any Seller has any knowledge of any anticipated breach by any other party to any Contract (with or without notice or lapse of time).  The Company and each Subsidiary have performed all the material obligations required to be performed by each of them in connection with the Contracts and neither the Company nor any Subsidiary is in material default under or in breach of any Contract, and, to the Company’s knowledge, no event has occurred which with the passage of time or the giving of notice or both would (i) result in a material default or breach thereunder; (ii) give any Person the right to declare a default or exercise any remedy under any Contract, (iii) give any Person the right to accelerate the maturity or performance of any Contract, or (iv) give any Person the right to cancel, terminate or materially modify any Contract.  Neither the Company nor any Subsidiary has waived any material rights under any Contract and has no present expectation or intention of not fully performing any obligation pursuant to any Contract.  Each Contract is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general, and shall continue as such following the consummation of the transactions contemplated hereby.  No Contract with any customer obligates the Company or any Subsidiary to process, manufacture or deliver products or perform services that shall result in a loss to the Company or any Subsidiary upon completion of performance under such Contract taken as a whole (assuming the Company’s cost structure as of the date hereof).  No Contract with any customer obligates, nor will any bid, offer or proposal, if accepted or entered into, obligate, the Company or any Subsidiary to process, manufacture or deliver products or perform services that might result in a loss to the Company or any Subsidiary upon completion of performance under such Contract, bid or proposal taken as a whole (assuming the Company’s cost structure as of the date hereof).

(b)                                 The Company has provided the Buyer with a true and correct copy of all written Contracts which are required to be disclosed on Schedule 3.12, in each case together with all amendments, waivers or any other changes thereto (all of which are disclosed on Schedule 3.12).  Schedule 3.12 contains an accurate and complete description of all material terms of all oral Material Contracts.

(c)                                  Except as set forth on Schedule 3.12(c), no Person is currently renegotiating, or has the right to renegotiate, any amount paid or payable to the Company or any Subsidiary under any Material Contract or any other term or provision of any Material Contract.

(d)                                 Schedule 3.12(d) identifies and provides an accurate description of each proposed Material Contract as to which any bid, offer, written proposal, term sheet or similar document that has been submitted or received by the Company or any Subsidiary.

3.13                           Litigation.  Schedule 3.13 provides a reasonable summary of all of the litigation, suits, proceedings, actions, claims, demands or investigations at law or in equity, that have been commenced by or against the Company or any Subsidiary and the status thereof other than such litigations, suits, proceedings, actions, claims, demands or investigations that have resulted in a final, non-appealable judgment or settlement.  Except as set forth on Schedule 3.13, there is no litigation, suit, proceeding, action, claim, demand or investigation, at law or in equity, pending or, to the knowledge of the Company, any Subsidiary or any Seller, threatened against or affecting the Company, any Subsidiary or any of their assets before any court, agency, authority or arbitration tribunal.  To the knowledge of the Company, any Subsidiary or any Seller, there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation.  Except as set forth on Schedule 3.13, neither the Company nor any Subsidiary has received any opinion or legal advice in writing to the effect that it is exposed from a legal standpoint to any Liability or disadvantage which may be material to the business of the Company or any Subsidiary as previously or presently conducted or as presently proposed to be conducted.  Neither the Company, any Subsidiary, nor any of their officers or other employees is subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

3.14                           Compliance with Laws.  The Company and each Subsidiary have complied at all times and are currently in compliance in all material respects with all applicable Laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Government Authority, including but not limited to the False Claims Act, the anti-fraud provisions of the Contract Disputes Act, the Anti-Kickback Act, the Federal Election Campaign Act, the Sherman Act, the Clayton Act, the Truth in Negotiations Act, the Services Contract Act, the Procurement Integrity Act, the Byrd Amendment (31 U.S.C. § 1352), and each act’s respective regulations, and there are no violations of any other ethical requirement applicable to the Company or any Subsidiary.  Neither the Company nor any Subsidiary, nor any Seller, nor any of the employees, partners, principals, agents or assignees of the Company, any Subsidiary or any Seller have committed (or taken any action to promote or conceal) any violation of the Foreign Corrupt Practices Act, 15 U.S.C. sections 78dd-1, -2, or otherwise paid or made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment.  The Company and each Subsidiary have all material licenses, permits, approvals, qualifications or the like, from any Government, Government Authority or any Person necessary for the conduct of their businesses as conducted or as presently proposed to be conducted by the Sellers, all such items are in full force and effect and the Company and each Subsidiary are and have at all times been in compliance with the terms thereof.  Schedule 3.14 sets forth all licenses and permits held by the Company or any Subsidiary which terminate or become renewable at any time prior to the first anniversary of the date of this Agreement and, except as set forth on Schedule 3.14, to the Company’s, any Subsidiary’s or any Seller’s knowledge, there are no facts or circumstances in existence which are reasonably likely to prevent the Company or any Subsidiary from renewing each such license and permit. Neither the Company nor any Subsidiary has received any notice or citation for any actual or potential noncompliance with any of the foregoing in this Section 3.14, and there exists no condition, situation or circumstance nor, to the knowledge of the Company, any Subsidiary or any Seller, has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future Liability with regard to any of the foregoing in this Section 3.14.

3.15                           Government Contracts.

(a)                                  Schedule 3.15(a) lists all Government Contracts and Government Bids, including the name and number of the Government Contract and the applicable solicitation name and number for the Government Bid; the name of the other contracting party; the name of the Government Authority that is the customer (if different from the contracting party); for task orders and delivery orders, the name and number of the Government Contract (including any blanket purchase agreement) under which the order was issued or the Government Bid was submitted; the date the Government Contract was awarded; and the scheduled end date of the Government Contract.  Except as set forth on Schedule 3.15(a), neither the Company nor any Subsidiary has entered into any Government Contract or submitted any outstanding Government Bid.  True, accurate and complete copies of all Government Contracts and outstanding Government Bids have been delivered to Buyer prior to the date hereof.  All Government Contracts constitute valid and binding obligations of the Company or its Subsidiaries, as applicable, and of the other party or parties thereto, and are fully enforceable in accordance with their terms.

(b)                                 Schedule 3.15(b) sets forth, as of the date of this Agreement, for each Government Contract, each project with a firm order whereby the contractual value of work not yet performed (funded or unfunded) exceeds $50,000; the contractual value of such work not yet performed thereunder as of such date; and any dollar amounts included that are not yet funded.

(c)                                  With respect to each Government Contract or Government Bid, (i) the Company and each Subsidiary have complied with all terms and conditions of such Government Contract in all material respects, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, (ii) the Company and each Subsidiary have complied with all requirements of all Laws pertaining to such Government Contract, (iii) all representations and certifications executed by the Company or any Subsidiary pertaining to such Government Contract or Government Bid were complete and correct as of their effective date and the Company and each Subsidiary have complied with all certifications, (iv) neither the Company nor any Subsidiary has submitted any materially inaccurate, untruthful or misleading cost or pricing data, certification, bid, proposal, report, invoice, claim, or other information to a Government Authority, prime contractor, subcontractor, vendor or any other Person relating to any Government Contract or Government Bid, (v) neither a Government Authority nor any prime contractor, subcontractor, or any other Person has notified the Company or any Subsidiary, either in writing or orally, that the Company or any Subsidiary has breached or violated any law, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid, (vi) a cancellation, termination for convenience, termination for default, suspension, stop work order, cure notice, or show cause notice is neither currently in effect nor, to the knowledge of the Company or any Subsidiary, is such action being proposed or threatened, pertaining to such Government Contract, (vii) no cost claimed or proposed by the Company or any Subsidiary pertaining to any Government Contract or Government Bid is the subject of any audit or investigation nor has any such audit or investigation been threatened, (viii) no Seller nor the Company or any Subsidiary has information that any option with respect to such Government Contract will not be exercised or that any Government Contract will be terminated, cancelled, or will otherwise come to an end prior to the end of its stated term (including all option periods), (ix) to the Company’s knowledge, there are no pending recommendations (draft or final) by any Government auditor that any cost claimed by the Company or any Subsidiary is unallowable, and (x) all amounts previously charged to or presently carried as chargeable to any cost-reimbursable Government Contract are allowable pursuant to 48 C.F.R. Part 31.  Neither the Company nor any Subsidiary is in receipt or possession of any competitor or Government Authority’s proprietary or procurement sensitive information under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.  Neither the Company nor any Subsidiary has misused or disclosed any classified information or any records subject to the Privacy Act (5 U.S.C. § 552a).

(d)                                 Except as disclosed on Schedule 3.15(d), neither the Company, nor any Subsidiary nor any of the Company’s or any Subsidiary’s directors, officers, employees, consultants or agents is or has, during the past five (5) years, been under administrative, civil or criminal investigation, indictment or information by any Government Authority or subject to any audit or investigation by the Company or any Subsidiary with respect to any alleged act or omission arising under or relating to any Government Contract or Government Bid.  Except as disclosed on Schedule 3.15(d), during the past five (5) years, neither the Company nor any Subsidiary has conducted or initiated any internal investigation or made a voluntary disclosure to any Government Authority with respect to any alleged act or omission arising under or relating to a Government Contract or Government Bid.

(e)                                  Schedule 3.15(e) lists each draft and final audit report received by the Company or any Subsidiary during the past five (5) years with respect to the audit by any Government Authority of any Government Contract or of any indirect cost, other cost or cost accounting practice of the Company or any Subsidiary.  The Company has made available to the Buyer correct and complete copies of each such report.

(f)                                    There exist (i) no outstanding claims against the Company or any Subsidiary, either by any Government Authority or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract or Government Bid, (ii) no unresolved delivery or performance problems with respect to any Government Contract, (iii) except as set forth on Schedule 3.15(f), no claims or disputes between the Company or any Subsidiary, on the one hand, and any Government Authority, on the other hand, or between the Company or any Subsidiary, on the one hand, and any prime contractor, subcontractor, vendor, or other Person, on the other hand, arising under or relating to any Government Contract or Government Bid, (iv) no circumstances in which the Company or any Subsidiary or any other party to a Government Contract has terminated, cancelled or waived any material term or condition of any Government Contract, (v) no projected cost overruns on any of the Government Contracts, (vi) except as set forth on Schedule 3.15(f), no circumstances in which the Company or any Subsidiary has an interest in any pending or potential claim against any Government Authority or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid, and (vii) no violations of the Anti-Deficiency Act pertaining to any Government Contract.

(g)                                 No money due to the Company or any Subsidiary pertaining to any Government Contract has been withheld or set off nor has any claim been made to withhold or set off money and the Company and each Subsidiary is entitled to all progress payments received with respect thereto, and neither the Company nor any Subsidiary has received nor expects to receive any requests with respect to any Government Contract for equitable adjustment.

(h)                                 Neither the Company nor any Subsidiary has been disqualified, debarred, or suspended from participation in the award of contracts with the Government or any Government Authority (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements) nor are there facts or circumstances that would warrant the institution of disqualification, suspension, or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company or any Subsidiary or any director, officer, or to the Company’s knowledge, employee of the Company or any Subsidiary.

(i)                                     The Company’s and each Subsidiary’s cost accounting, estimating proposal and indirect rate proposal, confidential and classified information access and maintenance, time-keeping and labor charging, wage classification and Fair Labor Standards Act exemption, and procurement systems and the associated entries reflected in the Company’s financial statements with respect to the Government Contracts and Government Bids are in compliance in all material respects with all applicable laws and Government Contract provisions, including, without limitation, applicable cost principles and applicable cost accounting standards.

(j)                                     Schedule 3.15(j) contains a complete and correct list of all government-owned property at the Company’s or any Subsidiary’s facilities provided under, necessary to perform the obligations under, or for which the Company or any Subsidiary is accountable under the Government Contracts.  All such government-owned equipment is administered, maintained, identified, tracked, used, managed, accounted for and disposed of by the Company or any Subsidiary in accordance with a government-approved property management system and is in the condition described therein.

(k)                                  The Company has delivered or made available to the Buyer copies of all written negative past performance evaluations, comments or reviews by any Government Authority or any other Person in connection with any Government Contract which copies were received by or made accessible to the Company or any Subsidiary in the last three (3) years.

(l)                                     Each employee, agent, consultant, or representative of the Company or any Subsidiary required to possess a Government security clearance (“Security Clearance”) to engage in the performance of any Government Contract currently possesses a valid Security Clearance, and to the knowledge of the Company, any Subsidiary or any Seller, has not taken or failed to take any action which would result in the termination of such valid Security Clearance, and has possessed such Security Clearance since the date it was required.

(m)                               Except as set forth in Schedule 3.15(m), none of the Company’s or any Subsidiary’s current Government Contracts was based in part on the Company’s or any Subsidiary’s status as a small business (including without limitation, a small disadvantaged business (“SDB”), a woman-owned small business (“WOSB”), or a Small Business Administration (“SBA”) Section 8(a) program participant).  Neither the Company nor any Subsidiary is not claiming eligibility as a small business, including eligibility as an SDB, a WOSB or Section 8(a) Program participant, with respect to any pending Government Bid.  Neither the Company nor any Subsidiary has been the subject of an SBA certificate of competency, size determination, size protest, size appeal or a review of eligibility for SDB or 8(a) status within the past thirty-six (36) months.

(n)                                 Except for those liens listed on Schedule 3.15(n), made in accordance with 31 U.S.C. § 3727 (as amended), otherwise known as the Assignment of Claims Act, and 41 U.S.C. § 15 (as amended), otherwise known as the Assignment of Contracts Act, neither the Company nor any Subsidiary has assigned or otherwise conveyed or transferred, or agreed to assign, convey, or transfer to any Person, any right, title or interest in or to any of the Government Contracts or Government Bids, or any account receivable relating thereto, whether as a security interest or otherwise.

(o)                                 All technical data, computer software and computer software documentation (as those terms are defined under the Federal Acquisition Regulation and its supplemental regulations) developed, delivered, or used under or in connection with the Government Contracts have been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable regulations and Government Contract terms, if any, have been provided.  All disclosures, elections, and notices required by applicable regulations and contract terms to protect ownership of inventions developed, conceived or first actually reduced to practice under Government Contracts have been made and provided.

(p)                                 Schedule 3.15(p) sets forth all of the Company’s and any Subsidiary’s contingent fee agreements relating to its Government sales and marketing efforts.  Except as set forth in Schedule 3.15(p), each such arrangement has been properly disclosed to the appropriate Government Authority.

3.16                           Environmental and Safety Matters.  Each of the Company and each Subsidiary has conducted its business at all times in compliance in all material respects with all applicable Environmental Laws.  None of the properties currently or, to the knowledge of the Company, any Subsidiary or any Seller, formerly owned or operated by the Company contain any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws.  Neither the Company nor any Subsidiary has received any notices, demand letters or requests for information from any Government Authority or other Person, which has not heretofore been resolved with such Government Authority or other Person, indicating that the Company or any Subsidiary may be in violation of, or liable under, any Environmental Law.  There are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, any Subsidiary or any Seller, threatened against the Company or any Subsidiary relating to any violation, or alleged violation, of any Environmental Law.  No reports have been filed, or are required to be filed, by the Company or any Subsidiary concerning the Release of any Hazardous Substance or the threatened or actual violation of any Environmental Law which have not heretofore been resolved.  No Hazardous Substance has been disposed of, Released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any Subsidiary.  No remediation or investigation of Hazardous Substances is occurring at any property owned or operated, or formerly owned or operated, by the Company.  Neither the Company, any Subsidiary nor to the knowledge of the Company, any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

3.17                           Insurance.  Schedule 3.17 lists and briefly describes each insurance policy maintained by, on behalf of, for the benefit of or at the expense of the Company or any Subsidiary and any claims made thereunder.  The Company has provided copies to the Buyer of all such insurance policies.  All of such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is or has ever been in default with respect to its obligations under any such insurance policies or has never been denied insurance coverage.  Each of the Company and each Subsidiary is current in all of its premiums for its insurance policies.  Since January 1, 2001, neither the Company nor any Subsidiary knows of any threatened termination of, or material premium increase with respect to, any such policies.  Neither the Company nor any Subsidiary has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.  Except as set forth on Schedule 3.17, neither the Company nor any Subsidiary has any self-insurance or co-insurance programs.  There exists no condition, situation or circumstance which, with or without notice or lapse of time, or both, would give rise to or serve as a basis for any claim under any policy mentioned in Schedule 3.17.

3.18                           Intellectual Property.

(a)                                  Either the Company or a Subsidiary has sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Company Intellectual Property Rights, and neither the Company nor any Subsidiary has misappropriated, is in conflict with or is infringing upon the Intellectual Property Rights of others.  The Company or a Subsidiary is the sole and exclusive owner of the Company Intellectual Property Rights free and clear of any Encumbrances or other rights or claims of others, except for Third Party Intellectual Property Rights.  To the knowledge of the Company, any Subsidiary or any Seller, none of the Company Intellectual Property Rights is being infringed by activities, products or services of, or is being misappropriated by, any third party.

(b)                                 Schedule 3.18(b) lists or describes (i) all registered, and draft or pending applications for registration of, Company Intellectual Property Rights; (ii) all material items of Third Party Intellectual Property Rights, excluding commercial-off-the-shelf products that are used pursuant to a shrinkwrap or other similar license agreement; and (iii) all agreements or other arrangements under which the Company has provided or agreed to provide or make available object or source code to any Product to any third party, including, without limitation, to end-users (other than End-User Licenses).  The Company has made available to the Buyer correct and complete copies of all registrations and applications and all licenses, sublicenses and agreements (excluding shrinkwrap license agreements) relating to the Company Intellectual Property Rights, each as amended to date.  Neither the Company nor any Subsidiary is a party to any oral license, sublicense or other agreement which, if reduced to written form, would be required to be listed in Schedule 3.18(b) under the terms of this Section 3.18(b).

(c)                                  Except as set forth in Schedule 3.18(c), with respect to each item of Third Party Intellectual Property Rights, there are no royalty, commission or other executory payment agreements, arrangements or understandings relating to such item.

(d)                                 The Company has made available to the Buyer copies of the Company’s and each Subsidiary’s standard forms of end-user license agreements (“End-User Licenses”).  Except as disclosed in Schedule 3.18(d) (which describes the material variations from the standard form of End-User Licenses), as of the date hereof, neither Company nor any Subsidiary has entered into any End-User License which contain terms materially different than as set forth in the standard forms of such agreements made available to the Buyer.  Except as set forth in Schedule 3.18(d), there are no material errors, omissions, issues or defects in the Products, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, internal notes and memos, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks, benchmark test results, and other written materials related to, associated with or used or produced in the development of the Products.  Except as set forth in Schedule 3.18(d), neither the Company nor any Subsidiary has made any material oral or written representations or warranties with respect to its Products or services.

(e)                                  The Company and each Subsidiary have used their best efforts to protect and enforce their respective trade secrets and otherwise to safeguard and maintain the secrecy and confidentiality of all Company Intellectual Property Rights.  Except as set forth on Schedule 3.18(e), all officers, employees and consultants of the Company and each Subsidiary who have had access to proprietary information or Company Intellectual Property Rights have executed and delivered to the Company or its Subsidiary agreements (copies of which have been provided to the Buyer) to maintain the confidentiality of the Company Intellectual Property Rights and to assign to the Company or its Subsidiary all Intellectual Property Rights arising from the services performed for the Company or its Subsidiary by such persons.  No current or prior officers, employees or consultants of the Company or any Subsidiary have claimed any ownership interest in any Company Intellectual Property Rights as a result of having been involved in the development of such property while employed by or consulting to the Company or any Subsidiary, or otherwise.  To the knowledge of the Company, any Subsidiary or any Seller, there has been no violation of any confidentiality or nondisclosure agreement relating to the Company Intellectual Property Rights.  Except as set forth in Schedule 3.18(e) and except for the Third Party Intellectual Property Rights, all Company Intellectual Property Rights have been developed by employees of the Company or its Subsidiaries, within the course and scope of their employment.

(f)                                    No Federal, state, local or other government funding or university or college facilities were used in the development of the Products and such software was not developed pursuant to any contract or other agreement with any Person except pursuant to contracts or agreements listed in Schedule 3.18(f).

3.19                           Suppliers.  Schedule 3.19 sets forth a list of the top ten suppliers of goods or services in terms of the aggregate purchases by the Company and each Subsidiary for the fiscal year ended December 31, 2003 and the ten (10)-months ended October 31, 2004, showing the aggregate amount which the Company or any Subsidiary paid to each such supplier during such periods.  No such supplier has terminated or threatened to terminate, its relationship with the

Company or any Subsidiary or has during the last twelve (12) months materially decreased, limited, or changed the terms and conditions for, the supply of its goods or services to the Company or any Subsidiary, or threatened to do so.  Except as set forth on Schedule 3.19, no supplier for the Company or any Subsidiary is a sole source of supply of any good or service to the Company or any Subsidiary.

3.20                           Related Party Transactions.  Except as set forth on Schedule 3.20, neither the Company nor any Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer (or equivalent thereof) of the Company or any Subsidiary.  No officer or director of the Company or any Subsidiary has received, nor is entitled to receive, any material compensation from any Person that has engaged in or is engaging in any material transaction with the Company or any Subsidiary.  Except as set forth on Schedule 3.20, neither the Company nor any Subsidiary is a party to any Contract or other commitment or transaction with any Related Party, nor do any Related Parties have any legal or beneficial interest in the assets or property owned or used by the Company or any Subsidiary, in any Contracts to which the Company or any Subsidiary is a party, or in any other Person with which the Company or any Subsidiary is or has been party to a Contract.  Except as set forth on Schedule 3.20, there are no outstanding claims, accounts payable or receivable, intercompany loans, indebtedness, or other Liabilities, between the Company or any Subsidiary, on the one hand, and any Seller or any Related Parties, on the other hand, and all such Liabilities have been repaid in full.

3.21                           Brokers.  Except as set forth on Schedule 3.21, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Buyer, the Company, any Subsidiary or any Seller for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Company, any Subsidiary or any Seller.

3.22                           Bank Accounts; Powers of Attorney.  Schedule 3.22 sets forth a true, correct and complete list of the names and locations of all banks and other financial institutions at which the Company or any Subsidiary maintains an account or safe deposit box, the names of all Persons authorized to withdraw therefrom or have access thereto and the names of all Persons holding powers of attorney from the Company or any Subsidiary a summary statement of the terms thereof.

3.23                           Disclosure.  To the knowledge of the Company, any Subsidiary or any Seller, no representation or warranty by the Company or any Seller contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Buyer pursuant hereto, contains or will contain any untrue statement of a fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.  Neither the Company nor any Subsidiary nor any of their respective officers, directors nor any of the Seller has knowledge of any changes reasonably expected to occur within one year from the date of this Agreement to the Company or any Subsidiary nor to relations with employees, relations with customers, competitive situation or relations with suppliers, or action of any Government Authority or laws affecting the Company or any Subsidiary.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

As a material inducement to the Buyer to enter into this Agreement, each Seller, jointly and severally, represents and warrants to the Buyer, as of the date hereof and as of the Closing, as follows:

4.1           Formation and Power.  If a Seller is a trust, such trust was duly formed as a trust and is validly existing under the laws of its jurisdiction of organization and such trust is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or its properties owned, leased or operated by it, or the nature of its activities makes such qualification necessary.  Such trust has full power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to conduct its business as conducted and to perform its obligations under contracts by which it is bound.  The copies of such trust’s trust agreement or other formation documents, which have been furnished to the Buyer, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.  Such trust is not in default under or in violation of any provision of its respective trust agreement or other formation documents.  Walter M. Curt and Martha F. Curt are the trustees of The Martha F. Curt Trust and have the power and authority to execute and deliver this Agreement and each other document contemplated hereby to which such trust is a party on behalf of such trust.  Walter M. Curt is the sole trustee of The Walter M. Curt Trust and has the power and authority to execute and deliver this Agreement and each other document contemplated hereby to which such trust is a party on behalf of such trust.

4.2           Authority for Agreement.  Each Seller has full power, authority and legal right and capacity to enter into and perform such Seller’s obligations under this Agreement and each other document contemplated hereby to which such Seller is or will be a party and to consummate the transactions contemplated hereby and thereby.  If a Seller is a trust, the execution and delivery by such trust, and performance by such trust of obligations under, this Agreement and each other document contemplated hereby to which such trust is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of each trust and its trustees.  If a Seller is a trust, no other action on the part of such trust or its respective sole trustees is necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.  This Agreement and the other documents contemplated hereby to which each Seller is a party have been duly executed and delivered by such Seller and are legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general.

4.3           No Violation to Result.  Except as set forth on Schedule 4.3, the execution, delivery and performance by each Seller of this Agreement and the other documents contemplated hereby and the consummation by each Seller of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) (x) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any note, debt instrument, security agreement, mortgage or any other contract to which such Seller is a party or by which it is bound, except with respect to any violations, breaches, defaults, or accelerations that are immaterial in the aggregate, (y) with respect to any Seller that is a trust, any of the terms of such trust’s trust agreement or other formation documents, or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to such Seller; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the Shares or any of the properties or assets of the Company or any Subsidiary.  Other than as set forth on Schedule 4.3, no notice to, filing with, or consent of, any Person is necessary in connection with the execution, delivery or performance by each Seller of this Agreement and the other documents contemplated hereby nor the consummation by such Seller of the transactions contemplated hereby or thereby.  Each Seller has given all notices, made all filings and obtained all consents set forth on Schedule 4.3 or will have done so prior to Closing.

4.4           Company Shares.  The Stockholders are the sole holders of the issued and outstanding shares of capital stock of the Company and each Stockholder holds of record and beneficially the number of Shares as are set forth on Schedule 4.4, free and clear of any Encumbrance (other than restrictions imposed by federal and state securities laws).  Except as set forth on Schedule 4.4, there are no proxies, voting rights, stockholders agreements or other agreements or understandings, to which any Seller is a party or by which any Seller is bound, with respect to the voting or transfer of the capital stock of the Company.

4.5           Brokers.  Except as set forth on Schedule 4.5, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Buyer, the Company, any Subsidiary or any Seller for any commission, fee or other compensation payable as a finder or broker because of any act or omission by any Seller.

4.6           Disclosure.  To the knowledge of any Seller, no representation or warranty by any Seller contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Buyer pursuant hereto contains or will contain any untrue statement of a fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer represents and warrants to the Sellers, as of the date hereof and as of the Closing, as follows:

5.1           Organization.  The Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary.  The

Buyer has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to conduct its business as conducted.

5.2           Authority for Agreement.  The Buyer has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other documents contemplated hereby to which the Buyer is or will be a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and, upon approval by the board of directors of the Buyer of the consummation of the Stock Purchase, performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been or will be, as applicable, authorized.  Other than approval by the board of directors of the Buyer of the consummation of the Stock Purchase, no other corporate proceedings on the part of the Buyer are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby.  This Agreement and the other documents contemplated hereby to which the Buyer is a party have been duly executed and delivered by the Buyer and are legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

5.3           No Violation to Result.  Except as set forth on Schedule 5.3, the execution, delivery and performance by the Buyer of this Agreement and the other documents contemplated hereby and the consummation by the Buyer of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time):  (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by, (x) any of the terms of the Certificate of Incorporation or Bylaws of the Buyer or any resolution adopted by the board of directors of the Buyer or stockholders of the Buyer, or (y) any note, debt instrument, security agreement, mortgage or any other Contract to which the Buyer is a party or by which it is bound; or (z) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Buyer; (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; or (iii) result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any Person upon any of the properties or assets of the Buyer.  Other than as set forth on Schedule 5.3 or as otherwise expressly set forth herein, no notice to, filing with, or consent of, any Person is necessary in connection with the execution, delivery or performance by the Buyer of this Agreement and the other documents contemplated hereby nor the consummation by the Buyer of the transactions contemplated hereby or thereby.  Except as set forth on Schedule 5.3(a), the Buyer has given all notices and made all filings set forth on Schedule 5.3.

5.4           Brokers.  No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Stockholders or the Buyer for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Buyer.

5.5           Disclosure.  To the knowledge of the Buyer, no representation or warranty by Buyer contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Buyer pursuant hereto, contains or will contain any untrue statement of a fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1           Access to Properties and Records.  The Company shall afford to the officers, employees, attorneys, accountants and other authorized representatives of the Buyer, reasonable access during regular business hours to all of its assets, properties, books and records and employees in order to afford the Buyer as full an opportunity of review, examination and investigation as it shall reasonably request of the affairs of the Company and its Subsidiaries, and the Buyer and its representatives shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation as may be reasonably necessary.  The Company shall furnish or cause to be furnished to the Buyer such reasonable financial and operating data and other information about the Company and its Subsidiaries, each of their businesses as presently conducted, as the have been conducted in the past and as presently they are proposed to be conducted in the future, and properties and assets which any of the officers, employees, attorneys, accountants or other authorized representatives of the Buyer may reasonably request.  No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty of any Seller or the Company contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.  Prior to the Closing, the Company and the Sellers shall provide to the Buyer all of the information referenced on Schedule 3.8(i).

6.2           Interim Covenants of the Company and the Sellers.  From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by the Buyer in a signed writing or as otherwise set forth in Schedule 6.2, the Company, each Subsidiary and each Seller shall (i) keep intact the Company and each Subsidiary and their respective businesses as presently being conducted and as proposed to be conducted, and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted; (ii) use their reasonable best efforts to keep available the services of the officers, employees, independent contractors and agents of the Company and each Subsidiary and retain and maintain good relationships with their respective clients and maintain the Company’s and each Subsidiary’s assets and the Facilities in good condition; (iii) perform their obligations under the Contracts; (iv) maintain the goodwill and reputation associated with the Company and each Subsidiary; and (v) to the extent requested by Buyer, take such actions as may be required to terminate, contingent on the Closing of the transactions contemplated by this Agreement, any of the Scheduled Benefit Plans before the Closing Date, but only if and to the extent such actions are permissible under both the terms of each such Scheduled Benefit Plan and applicable Law.  Without limiting the generality of the foregoing neither the Company nor any Subsidiary shall and the Sellers shall not (unless consented to by the Buyer in a signed writing and in its sole and absolute discretion, or as otherwise set forth in Schedule 6.2) permit the Company or any Subsidiary to:

(a)           adopt or propose any change to the Company’s or any Subsidiary’s Certificate of Incorporation, Bylaws or other organizational documents;

(b)           merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person or effect any business combination, recapitalization or similar transaction;

(c)           purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or make subject to a security interest or any other Encumbrance, any of the Company’s or Subsidiary’s properties or assets, other than in the ordinary course of its business, consistent with the representations and warranties contained herein, and not in breach of any of the provisions of this Section 6.2, in each case for a consideration at least equal to the fair value of such property or asset;

(d)           grant any salary increase to, or increase the draw of, any of the officers, directors, employees or agents of the Company or any Subsidiary or enter into any new, or amend or alter any existing, employment, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe or other Benefit Plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

(e)           incur any bank indebtedness or borrowings, not in the ordinary course of its business, or issue any commercial paper;

(f)            enter into any leases of real property;

(g)           enter into any leases of equipment and machinery except in the ordinary course of business;

(h)           enter into any Contract (i) which would be required to be listed on Schedule 3.12 had it been entered into prior to the date hereof or (ii) in which any Affiliate of the Company, any Subsidiary or any Seller has any beneficial interest;

(i)            amend or prematurely terminate, or waive any material right or remedy under, any Contract;

(j)            write-off as uncollectible, or establish any extraordinary reserve with respect to, any account receivable or other receivable other than in the ordinary course of business;

(k)           authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of the Company’s or any Subsidiary’s capital stock or any other securities;

(l)            redeem, purchase or otherwise acquire, directly or indirectly, any shares of the Company’s or any Subsidiary’s capital stock or debt securities or any option, warrant or other right to purchase or acquire any such shares, or declare, accrue, set aside or pay any dividend or other distribution (whether in cash, stock or other property) with respect to such capital stock;

(m)          create, incur or assume any liability or indebtedness, except in the ordinary course of business; or postpone or defer the creation, incurrence, or assumption of any liability or indebtedness that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

(n)           pay or apply any of the Company’s or any Subsidiary’s assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of any Seller or any Affiliate thereof;

(o)           change any of its methods of accounting or accounting practices in any respect;

(p)           commence or settle any legal proceeding, action, demand, or claim;

(q)           make, amend or revoke any election with respect to Company Taxes, amend any Company Tax Return, or settle or compromise any Company Tax Liability;

(r)            take any action, fail to take any action or enter into any agreement or understanding that causes the Company, any Subsidiary or any Seller to be in breach or violation of any of the representations or warranties made in this Agreement or commit a breach of or amend or terminate any Material Contract or any permit, license or other right; and

(s)           agree or commit to do any of the foregoing.

6.3           Publicity and Disclosure.  The Buyer and the Company shall agree with each other as to the form and substance of any press release, publicity or other public communication related to this Agreement or the transactions contemplated hereby.  No Party shall make any disclosure of this Agreement or the existence, terms and conditions hereof (whether or not in response to an inquiry about the existence or subject matter of this Agreement), unless previously approved by the Buyer.  Notwithstanding the foregoing, nothing contained herein shall prohibit the other Party from making any disclosure which the Buyer in good faith believes is required by, or advisable according to, applicable Laws, regulations or stock market rules, after using reasonable efforts to give notice to the Sellers’ Representative and an opportunity to comment on such disclosure.

6.4           No Solicitation; No Trading.

(a)           Neither the Company, any Subsidiary nor any Seller shall, or shall authorize or knowingly permit, any director, trustee, officer, employee, consultant, agent or any representative thereof who is aware of this Agreement, including without limitation any broker disclosed in Article III or Article IV hereof (collectively, “Representatives”), to, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly:

(a) solicit, accept, approve, encourage (including by way of furnishing information), initiate, or respond to the submission of proposals or offers from any Person for, (b) participate in any discussions or negotiations pertaining to, or (c) furnish any information to any Person, other than the Buyer, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or any Subsidiary or a merger, consolidation or business combination involving the Company or any Subsidiary.  The Company, each Subsidiary and each Seller shall discontinue any and all negotiations with any Person with whom any of them is currently engaged regarding any of the above.  If the Company, any Subsidiary or any Seller receives any unsolicited offer or proposal relating to any of the above, the Company or such Seller shall as soon as possible (but in any event within twenty-four (24) hours) notify the Buyer thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal, and provide the Buyer with a copy thereof.

(b)           The Company and each of the Sellers acknowledge and agree that each is aware (and that each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Buyer, will be advised) of the restrictions imposed by the United States federal securities laws and other applicable foreign and domestic laws on a Person possessing material nonpublic information about a public company.  The Company and each of the Sellers hereby agree that while any of them are in possession of such material nonpublic information, none of such Person or Persons shall purchase or sell any securities of the Buyer, communicate such information to any third parties, take any other action in violation of such laws, or cause or encourage any third party to do any of the foregoing.  The Company and each of the Sellers also agree that, upon request by the Buyer, each of them will cause their respective Representatives to give a written undertaking to the same effect to the Buyer.

6.5           Notification of Certain Matters.  The Company and the Sellers shall give prompt notice to the Buyer of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Seller contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Company or any Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company or any Seller hereunder.  The delivery of any notice pursuant to this Section 6.5 shall not, without the express written consent of the Buyer, be deemed to (x) modify the representations or warranties hereunder of the Company or any Seller, (y) modify the conditions set forth in Article VII or (z) limit or otherwise affect the remedies available hereunder to the Buyer.

6.6           Tax Matters.

(a)           Post-Closing Tax Returns; Tax Indemnity.  The Buyer shall properly and accurately prepare (or cause to be prepared) and file (or cause to be filed) each Tax Return required to be filed by the Company or any Subsidiary after the Closing Date for a taxable period beginning before the Closing Date.  To the extent any Tax shown as due on such Tax Return is payable by any Seller (taking into account indemnification obligations hereunder), (A) such Tax Return shall be prepared in a manner consistent with the prior practice of the Company unless otherwise required by applicable Tax Laws; (B) such Tax Return shall be provided to the Sellers’ Representative at least thirty (30) days prior to the due date for filing such return or within forty-five (45) days of the end of the taxable period to which such Tax Return relates (or, if required to be filed within thirty (30) days of the Closing, as soon as possible following the Closing); and (C) the Sellers’ Representative shall have the right to review and comment on such Tax Return, and in the case of returns for taxable periods ending on or before the Closing Date, Buyer shall make changes to such Tax Return as reasonably requested by Sellers’ Representative.  Pursuant to Section 9.1(vii), promptly upon request by Buyer, the Sellers shall pay to the applicable Indemnified Party the amount of any Taxes paid or required to be paid by the Company or any Subsidiary that are attributable to any taxable period beginning on or before the Closing Date, provided however that with respect to a taxable period ending after the Closing Date, such indemnity shall be limited to the Taxes attributable to the portion of such period ending on the Closing Date as described in Section 6.6(b).  For avoidance of doubt, all Taxes attributable to the Section 338(h)(10) Elections shall be considered to be allocable to the taxable period or portion thereof ending on the Closing Date, and subject to the foregoing indemnification by the Sellers.  To the extent permitted by applicable law, the Sellers shall include any income, gain, loss, deduction or other Tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished to the Sellers with respect to the Company or any Subsidiary.  The Buyer shall prepare (or cause to be prepared) and file (or cause to be filed) each Tax Return required to be filed by the Company or any Subsidiary after the Closing Date for a taxable period beginning after the Closing Date.

(b)           Allocation of Taxes.  For purposes of this Agreement, Taxes of the Company or any Subsidiary incurred with respect to a taxable period that includes but does not end on the Closing Date, shall be allocated to the portion of the period ending on the Closing Date (A) except as provided in (B) and (C) below, to the extent feasible, on a specific identification basis, according to the date of the event or transaction giving rise to the Tax, and (B) except as provided in (C) below, with respect to periodically assessed ad valorem Taxes and Taxes not otherwise feasibly allocable to specific transactions or events, in proportion to the number of days in such period occurring before the Closing Date compared to the total number of days in such period, and (C) in the case of any Tax based upon or related to income or receipts, in an amount equal to the Tax which would be payable if the relevant taxable period ended on the Closing Date (for the elimination of doubt, Taxes incurred by reason of the transactions contemplated by this Agreement shall be allocated to the portion of the period ending on the Closing Date).  Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date.  All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company and the Subsidiaries.

(c)           Transfer Taxes, Etc.  All Transfer Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by the Sellers when due.  The Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.  If required by applicable law, the Buyer shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

(d)           Tax Elections; Amended Returns.  Except in connection with an audit resolved pursuant to Section 6.6(h) of this Agreement, no Party may amend a Tax Return of the Company or any Subsidiary, or file or amend any Tax election of the Company or any Subsidiary, in each case, with respect to a taxable period beginning before the Closing Date without the consent of the other Parties, which consent may not be unreasonably withheld or delayed.

(e)           Cooperation, Access to Information, and Record Retention.  The Sellers, the Company, each Subsidiary and the Buyer shall cooperate as and to the extent reasonably requested by any other Party hereto in connection the preparation and filing of Tax Returns as provided herein and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Sellers, the Buyer, the Company and each Subsidiary shall (A) retain all books and records with respect to Taxes of the Company and any Subsidiary (including Tax Returns) relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations for assessment of Taxes for such respective taxable period, and (B) give the other parties hereto reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another Party so requests, allow the other Party to take possession of such books and records.

(f)            Tax Certificates, Etc.  The Parties further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any Government Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

(g)           Termination of Tax Sharing Agreements.  All Tax sharing agreements or similar agreements with respect to or involving the Company or any Subsidiary shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any Subsidiary shall be bound thereby or have any Liability thereunder.

(h)           Tax Proceedings.  Any Party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to the Company or any Subsidiary which may give rise to Liability of another Party hereto, shall promptly notify such other Parties within ten (10) business days of the receipt of such notice.  The Parties each agree to consult with and to keep the other Parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a Liability of such other Parties (including indemnity obligations hereunder).  The Sellers’ Representative shall have the right to represent the interests of the Company any Subsidiary in any Tax audit or administrative or judicial proceeding and to employ counsel of its choice, but reasonably satisfactory to Buyer, at the Sellers’ expense, but only to the extent such audit or other proceeding pertains to taxable periods ending on or before the Closing Date.  Buyer shall have the right to participate in such proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such proceeding which does not effect a potential Liability of the Sellers.  Both the Buyer and the Sellers (through the Sellers’ Representative) shall be entitled to represent their respective interests in light of their responsibilities (including indemnity obligations) for the related Taxes, at their own expense, in any audit or administrative or judicial proceedings involving a taxable period that includes but does not end on the Closing Date.  Notwithstanding the foregoing provisions of this Section 6.6, the Sellers’ Representative shall not, without the Buyer’s consent, agree to any settlement with respect to any Tax if such settlement could adversely affect any Tax Liability of the Buyer, any Affiliate of the Buyer, or (with respect to any taxable period (or portion thereof) beginning after the Closing Date) the Company or any Subsidiary.  Except as provided in this Section 6.6, the provisions of Article IX including the provisions therein addressing settlement authority, shall govern the manner in which Tax audit or administrative or judicial proceedings are resolved.

(i)            Section 338(h)(10) Elections.  The Sellers will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state or local Tax law) (collectively, the “Section 338(h)(10) Elections”) with respect to sale and purchase of the Shares under this Agreement, if the Buyer, in its sole and absolute discretion, decides to make such elections.  The Sellers and the Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Buyer in order to decide whether to file the Section 338(h)(10) Elections.

(j)            Preparation and filing of documents related to Section 338(h)(10) Elections.  If the Buyer decides to make the Section 338(h)(10) Elections, the Buyer shall give the Sellers notice of its decision to make the Section 338(h)(10) Elections, and the Parties shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by the Buyer or the Sellers in order to timely file, preserve or perfect the Section 338(h)(10) Elections.  Buyer shall be responsible for the preparation and filing of all forms and documents necessary for making or perfecting the Section 338(h)(10) Elections (collectively, “Section 338 Forms”).  Buyer shall provide the Section 338 Forms to the Sellers for execution and shall advise the Sellers in writing of those actions that Buyer reasonably considers necessary and appropriate for the Sellers to take to effect, preserve, or perfect timely the Section 338(h)(10) Elections.  The Sellers agree to take such actions so advised by Buyer.  The Sellers agree to execute and deliver to the Buyer the Section 338 Forms provided by the Buyer for execution not later than ten (10) business days after any such forms are provided by Buyer for execution, and take timely such other actions as may be necessary to effect, preserve, or perfect timely the Section 338(h)(10) Elections.

(k)           Purchase Price Allocation.  The Parties agree that the consideration to be paid pursuant to Article I of this Agreement and other items properly includible in the deemed sales price of the assets of the Company and each Subsidiary pursuant to the Section 338(h)(10) Elections shall be allocated, for Tax purposes, among the assets of the Company and any Subsidiary in a manner consistent with the provisions of Section 338 and Section 1060 of the Code and all regulations promulgated thereunder, and the Sellers and Buyer shall fully cooperate in making the allocation of such consideration and other items properly included in the deemed sales price.  The Buyer shall prepare IRS Form 8883 for inclusion with the federal income Tax Return of the Company ending on the Closing Date and any similar allocation required under state, local, or foreign law (collectively, “IRS Form 8883”).  The Buyer shall permit the Sellers’ Representative to review and comment on IRS Form 8883.  The Company, the Sellers and the Buyer agree to report this transaction for federal Tax purposes as a valid election under Section 338(h)(10) and in accordance with IRS Form 8883 as ultimately filed, and shall not take any position or action inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, investigation or otherwise; provided, however, that if, in any audit of any Tax Return of the Sellers, the Company or the Buyer by a Government Authority, the fair market values are finally determined to be different from IRS Form 8883, as adjusted, the Buyer, the

Company and the Sellers may (but shall not be obligated to) take any position or action consistent with the fair market values as finally determined in such audit.

(l)            Characterization of Indemnity Payments.  The Buyer and the Sellers agree to treat any payment made by the Sellers hereunder to the Buyer as an adjustment to the Purchase Price.

6.7           Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, audit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or any Subsidiary, each of the other Parties will cooperate with such Person or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article IX below).

6.8           Reasonable Efforts.  Each Party agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws and regulation to (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities (including, without limitation, those required by the Hart-Scott-Rodino Act) or any other public or private third parties required to consummate the Stock Purchase and the other matters contemplated hereby, (b) provide such other information and communications to such Governmental Authorities or other public or private Persons as the other Party or such Governmental Authorities or other public or private Persons may reasonably request in connection therewith, and (c) consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions hereto.

6.9           Pending Claims.

(a)           Following the Closing, the Company shall, and the Buyer shall cause the Company to, use its commercially reasonable efforts to administratively support the processing by JHM Research and Development, Inc. (“JHM”) of the five outstanding contract claims that JHM has with the Department of Homeland Security pursuant to JHM’s Schedule 36 MAS Contract No. GS-25F-0009K and BPA No. COW-1-A-1027 (the “SCOT Contract”) set forth and described in detail on Schedule 6.9 (the “Pending SCOT Contract Claims”), as reasonably required by JHM or as reasonably directed in writing by the Sellers’ Representative.  The Sellers shall be jointly and severally liable for all of the out-of-pocket costs and expenses the Buyer, the Company or any Subsidiary incur with respect to or in connection with the Pending SCOT Contract Claims (the “SCOT Out-of-Pocket Expenses”).  In no event shall the Sellers be liable for any of the Buyer’s non-out-of-pocket costs associated with supporting the Pending SCOT Contract Claims.  The Sellers shall not be liable for any out-of-pocket legal expenses of any counsel or expert engaged by the Buyer without the prior written consent of the Sellers’ Representative, which consent shall not be unreasonably withheld; provided, however, that the law firm of Wiley Rein & Fielding LLP and the experts engaged by the Company or any

Subsidiary as of the date hereof shall be deemed consented to by the Sellers’ Representative.  The Sellers agree to (i) promptly pay upon receipt all bills, invoices and other statements of charges for the SCOT Out-of-Pocket Expenses forwarded to the Sellers by the Buyer without regard to whether such payment will be made before or after of the final disposition of the Pending SCOT Contract Claims in pursuit of which such SCOT Out-of-Pocket Expenses were incurred, and (ii) to jointly and severally indemnify and hold the Buyer, the Company and each Subsidiary harmless for any Taxes or other Liabilities attributable to any recovery on such Pending SCOT Contract Claims assessed against or incurred by them, either in connection with a settlement, award or otherwise.

(b)           To the extent that a final and non-appealable settlement of a Pending SCOT Contract Claims is reached, or an amount is awarded to the Company or any Subsidiary with respect to a Pending Claim after a final and non-appealable judgment, the Company shall (i) with respect to the Awards Fee Claim, establish a bonus pool for the employees of the Company and its Subsidiaries who are then providing services under the SCOT Contract in an amount equal to the amount of the proceeds received in such settlement or award relating to periods prior to the Closing Date minus an amount equal to the amounts paid prior to the date hereof in advance of resolution of the Awards Fee Claim to employees of the Company and its Subsidiaries and (ii) pay to the Sellers’ Representative, as additional Purchase Price, on behalf of the Stockholders, all of the proceeds received in such settlement or award relating to periods prior to the Closing Date with respect to the Pending SCOT Contract Claims other than the amounts allocated to the bonus pool relating to the Awards Fee Claim referenced in subsection (b)(i) above.  All payments to the Sellers’ Representative on behalf of the Stockholders pursuant to this Section 6.9 shall be reduced by the amount of any SCOT Out-of-Pocket Expenses and the amount of any Taxes or other Liabilities attributable to the Pending SCOT Contract Claims (including SCOT Out-of-Pocket Expenses, Taxes and other Liabilities related to the Awards Fee Claim and the bonus pool not otherwise reimbursed out of the bonus pool) incurred or payable by the Buyer or its Subsidiaries which have not been previously reimbursed by the Sellers’ Representative, and the total amount paid to employees out of the bonus pool pursuant to subsection (b)(i) above shall be reduced for any Taxes or other Liabilities incurred by the Buyer or its Subsidiaries in paying such bonus amounts.  The Company, in consultation with the Sellers’ Representative, shall determine the payment amount for each employee under the bonus pool referred to in subsection (b)(i) above; provided that such payments shall be allocated consistent with the past payments by the Company to its employees related to the Awards Fee Claim and with the allocations of JHM and its subcontractors to employees in connection with awards received pursuant to the Awards Fee Claim.  If the Sellers fail to pay any of the SCOT Out-of-Pocket Expenses referred to in subsection (a)(i) above or to indemnify the Buyer or any Subsidiary of the Buyer for any of the Taxes or Liabilities referred to in subsection (a)(ii) above, in each case within sixty (60) days of receipt of a request for payment from the Buyer or any Subsidiary of the Buyer, the Buyer and Company shall have no further obligations under this Section 6.9.

(c)           Prior to the settlement of any Pending SCOT Contract Claims, the Company shall obtain the prior written consent of the Sellers’ Representative, which shall not be unreasonably withheld; provided, however, that the Company shall be permitted to settle any Pending SCOT Contract Claims without obtaining the consent of the Sellers’ Representative in the event the Company is required to settle such Pending SCOT Contract Claim by the prime contractor in accordance with the terms of the Company’s subcontract.

(d)           Notwithstanding any provision of this Section 6.9 or elsewhere in this Agreement, neither the Buyer, the Company nor any Subsidiary shall be required to take any action that could adversely affect the Company’s relationship with the Department of Homeland Security; provided, however, that any settlement agreement reached by JHM with the Department of Homeland Security relating to the Pending SCOT Contract Claims, which does not terminate the SCOT Contract or by its terms prevent or interfere with the Company’s ability to effectively compete for the SCOT Contract when such contract is scheduled for renewal, shall not be deemed an adverse affect for the purposes of this Section 6.9(d).

6.10         Company Employees.  Each of the Company, any Subsidiary and the Sellers agrees that promptly after the date hereof it shall allow the Buyer to make a presentation to the Company’s and each Subsidiary’s employees and to interview such employees for continued employment with the Company or any Subsidiary after the Closing.  Each of the Company, any Subsidiary and the Sellers will use all reasonable efforts to cause such Company’s employees to make available their employment services to the Buyer.

6.11         Payment of Obligations.  Prior to the Closing, each Seller and each of the officers, directors, employees and Affiliates of the Company and each Subsidiary shall repay in full, in accordance with their terms, all debts and other obligations, if any, owed to the Company or any Subsidiary other than travel advances made in the ordinary course of business by the Company or any Subsidiary to any such Person (other than any of the Sellers) as an employee of the Company (which shall be repaid to the Company or such Subsidiary, or expensed by such Person in the ordinary course of business by such Person).

6.12         Audit.  The Company shall have an audit of the Company’s balance sheets and statements of income, cash flow and retained earnings at and for the ten (10)-month period ended October 31, 2004 conducted by McGladrey & Pullen, LLP, who shall consent to the Buyer including such audited financial statements in its filings with the Securities and Exchange Commission.  The costs of such audit shall be borne by the Sellers.  The results of such audit shall be provided to the Buyer promptly upon completion of such audit.

6.13         Unreasonable Dissipation of Assets.  The Sellers acknowledge and agree that the Sellers have indemnification and other obligations under this Agreement that survive the Closing.  Each of the Sellers agrees not to take any action that would frustrate or defeat the Buyer’s rights to enforce the Sellers’ and Stockholders’ obligations hereunder, including without limitation, unreasonably dissipating their assets.  The Sellers shall make reasonable provisions for any potential Liabilities hereunder and shall not make any distributions or other payment to beneficiaries or other recipient that reasonably could render the Sellers unable to meet their obligations hereunder.  Until the third anniversary of the Closing, the Sellers shall retain an amount equal to at least Ten Million Dollars ($10,000,000) in investments in stock or other equity interests of any publicly-traded company listed on a major securities exchange or securities market, publicly-traded mutual funds, or other investments that would qualify as suitable investments under Section 2.2 of the Escrow Agreement (the Parties understand that performance of the retention provisions in this sentence does not by itself satisfy the other obligations of the Sellers under this Section 6.13).

6.14         Divestiture of Business.  Prior to the Closing Date, the Company and the Sellers shall distribute to the Stockholders all rights, title and interest to all of the membership interests in Shenandoah Services on terms and conditions satisfactory to the Buyer in its sole and absolute discretion (the “Distribution”).  In connection with the Distribution, prior to the Closing, the Company shall (i) cause Shenandoah Services and each other former subsidiary or affiliate of the Company (collectively, the “Distributed Subsidiaries”) to assume all Liabilities associated with the operation of the businesses of the Distributed Subsidiaries, and to remove all encumbrances on the assets of the Company and its Subsidiaries and terminate any guaranties or other obligations of the Company or its Subsidiaries with respect to any Liabilities associated with the assets or businesses of the Distributed Subsidiaries, (ii) take all action, or shall cause the appropriate Subsidiary or Distributed Subsidiary to take all action, necessary to terminate active participation by employees of the Distributed Subsidiaries in all Benefit Plans sponsored or maintained by the Company, (iii) cause each Distributed Subsidiary to assume liability for all unfunded or uninsured Benefit Plan obligations or liabilities with respect to the employees and former employees (and their beneficiaries) of the Distributed Subsidiaries or the businesses transferred to the Distributed Subsidiaries, and (iv) cause each of the Distributed Subsidiaries to establish a group health plan or group health plans (within the meaning of Section 4980B(g)(2) of the Code) and assume liability for providing health care continuation coverage benefits required by COBRA (or similar state law) for the maximum coverage period available for all group health plan participants and all qualified beneficiaries with respect to such participants who were employed by the Distributed Subsidiaries or whose last employment with the Company prior to the Closing Date was with the business transferred to such Distributed Subsidiaries.

6.15         Further Assurances.  Each Seller and the Company will, either prior to or after the Closing, execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by Buyer to consummate the Stock Purchase, to vest the Buyer with full title to all capital stock of the Company and all assets, properties, privileges, rights, approvals, immunities and franchises of the Company and its business or to effect the other purposes of this Agreement.

ARTICLE VII
CONDITIONS TO THE BUYER’S OBLIGATIONS

All obligations of the Buyer under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, by the Buyer in writing.

7.1           Representations and Warranties True at the Closing Date.  All of the representations and warranties of the Company and each of the Sellers contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (except that all representations and warranties in Section 3.4 and all representations and warranties qualified by the words “material” or “in all material respects” or similar words shall be true, correct and complete in all respects) with the same effect as though such representations and warranties had been made on and as of such date (provided that those representations and warranties that address matters only as of a specific calendar date shall be true, correct and complete in all material respects as of such date, except that all representations and warranties in Section 3.4 and all representations and warranties qualified by the words “material” or “in all material respects” or similar words shall be true, correct and complete in all respects as of such date).

7.2           Performance.  All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company or any Seller on or before the Closing Date shall have been duly complied with, performed or satisfied on or before such date.

7.3           No Litigation.  No temporary restraining order, preliminary or permanent injunction or other order or judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder or limiting or restricting the conduct or operation of the Company, any Subsidiary or any Seller following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Government Authority or other instrumentality, domestic or foreign, seeking any of the foregoing be pending.  There shall be no action, suit, claim or proceeding of any nature pending or threatened, against the Buyer, the Company, any Subsidiary or any Seller, their respective properties or any of their respective officers or directors, that could have a Material Adverse Effect on the Company, any Subsidiary or the Buyer.

7.4           No Material Adverse Change. There shall have been (i) no effect, event or change which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company, any Subsidiary or the Buyer and (ii) except as set forth on Schedule 3.9(a)(v), no resignations or terminations of, or indications of an intention or plan to resign, employment by a number of employees which could have a Material Adverse Effect on the Company, any Subsidiary or the Buyer.

7.5           Governmental, Regulatory and Other Consents and Approvals.  All consents, approvals, assignments and actions of, filings with and notices to any Government Authority or any other public or private Persons required of any Seller, the Company, any Subsidiary, or the Buyer to consummate the Closing and the other matters contemplated hereby shall have been obtained, including, without limitation, the expiration or termination without the objection of any of the relevant federal authorities of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act.  The board of directors of the Buyer shall have approved, in its sole and absolute discretion, the consummation of the Stock Purchase and the transactions contemplated this Agreement.

7.6           Audit.  The Buyer or its representatives shall have received an audit of the Company’s balance sheets and statements of income, cash flow and retained earnings at and for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 and for the ten (10)-month period ended October 31, 2004, conducted by McGladrey & Pullen, LLP, who shall have consented to the Buyer including such financial statements in its filings with the

Securities and Exchange Commission, the results of which shall be fully satisfactory to Buyer in its sole and absolute discretion.

7.7           Buyer’s Review.  The Buyer shall be fully satisfied in its sole and absolute discretion with the results of its review of, and its other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing or potential Liabilities, obligations, profits or condition (financial or otherwise) of the Company and each Subsidiary.

7.8           Financing.  The Buyer shall have obtained financing pursuant to the terms of the commitment letter attached hereto as Exhibit B in an aggregate amount necessary to pay the maximum aggregate Purchase Price and all fees and expenses relating to the Stock Purchase.

7.9           Closing Deliveries of the Sellers and the Company.  At the Closing, the Company and each of the Sellers, as appropriate, shall have performed and delivered the following, subject to waiver, in part or in full, by the Buyer:

(a)           each Stockholder shall have delivered to the Buyer the certificate(s) representing the Shares that it owns, all of which shall be free and clear of any Encumbrance, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer;

(b)           the Company and the Sellers shall have repaid or satisfied all of the Indebtedness for Borrowed Money and all other Liabilities of the Company and any Subsidiary set forth or required to be set forth on the Estimated Closing Balance Sheet; and the Company shall have delivered full releases of record, to the reasonable satisfaction of the Buyer, of all Encumbrances securing any such Liabilities of the Company and any Subsidiary which have been paid in full prior to or at the Closing, and shall deliver termination statements relating to all financing statements covering such Liabilities;

(c)           the Company, each Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement;

(d)           and each of the key employees listed on Exhibit C shall have executed and delivered to the Company a Stock Option Agreement with the Company in the form attached hereto as Exhibit D, or shall have entered into an employment or consulting agreement with the Company to provide transition services to the Company and the Buyer after the Closing;

(e)           Walter M. Curt shall have executed and delivered to the Company a Consulting Agreement with the Company in the form attached hereto as Exhibit E;

(f)            each of the Sellers and all of the officers, directors, employees and Affiliates of the Company, any Subsidiary shall have delivered to the Buyer evidence of repayment in full in accordance with their terms all debts and other obligations, if any, owed by any of them to the Company or any Subsidiary;

(g)           each director and officer of the Company and each Subsidiary shall have delivered to the Company or such Subsidiary, as applicable, his or her respective resignation as a director and officer of the Company or such Subsidiary, which shall be effective as of the Closing;

(h)           the Company and the Sellers shall have delivered to the Buyer the original books of account, minute books, minutes and other records of all meetings of the Company and each Subsidiary, the corporate seal of the Company and each Subsidiary and such other documents, records, keys and other items as shall be necessary for the operation of the business of the Company and each Subsidiary;

(i)            each of the Sellers and the Company shall have executed and delivered to the Buyer a certificate stating that the representations and warranties of such Seller or the Company, as applicable, contained in this Agreement and in any certificate delivered pursuant hereto are true, correct and complete in all respects and that the covenants and other agreements of such Seller or the Company, as applicable, required by this Agreement to be complied with, performed or satisfied have been complied with, performed or satisfied in all respects;

(j)            the Company shall have executed and delivered to the Buyer a certificate of its secretary, setting forth the resolutions of its board of directors and stockholders (or other evidence reasonably satisfactory to the Buyer) authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

(k)           the Company shall have delivered to the Buyer a good standing certificate from the jurisdiction of its and each Subsidiary’s incorporation and from each state in which it or any Subsidiary is qualified to do business, and its and each Subsidiary’s certified charter documents, each dated as of a date reasonably close to the date hereof;

(l)            the Company shall have delivered to the Buyer all consents, licenses, permits and approvals as set forth on Schedule 3.3 and each Seller shall have delivered to the Buyer such consents as set forth on Schedule 4.3, each as required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the continued conduct of the business of the respective businesses of the Company and each Subsidiary as conducted or proposed to be conducted as of the Closing;

(m)          the Sellers and the Company shall have delivered to the Buyer an opinion of counsel in the form attached hereto as Exhibit F;

(n)           the Buyer shall have received a written copy of an opinion from its financial advisor, stating that the transactions contemplated herein are fair from a financial perspective to the Buyer and its stockholders; and

(o)           each Seller shall have either (x) executed and delivered a FIRPTA Certification, which (i) states that such Seller is not a foreign person, (ii) sets forth such Seller’s name, identifying number and address, and (iii) is signed by such Seller under penalties of perjury, meeting the requirement of Treasury Regulation Section 1.1445-2(b)(2); or (y) the Company shall have executed and delivered a properly executed FIRPTA Notification Letter, which states that the Shares do not constitute “United States real property interests” under

Section 897(c) of the Code, for purposes of satisfying Buyer’s obligations under Treasury Regulation Section 1.1445-2(c)(3) and a form of notice to the IRS in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Buyer to deliver such notice form to the IRS on behalf of the Company.

ARTICLE VIII
CONDITIONS TO THE COMPANY’S AND THE SELLERS’ OBLIGATIONS

All obligations of the Company and the Sellers under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, by the Sellers’ Representative in writing.

8.1           Representations and Warranties True at the Closing Date.  All of the representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (except that all representations and warranties qualified by the words “material” or “in all material respects” or similar words shall be true, correct and complete in all respects) with the same effect as though such representations and warranties had been made on and as of such date (provided that those representations and warranties that address matters only as of a specific calendar date shall be true, correct and complete in all material respects as of such date, except that all representations and warranties qualified by the words “material” or “in all material respects” or similar words shall be true, correct and complete in all respects as of such date).

8.2           Performance.  All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied on or before such date.  The Distribution shall have occurred.

8.3           No Litigation.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Government Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

8.4           Closing Deliveries of the Buyer.  At the Closing, the Buyer shall have performed and delivered the following, subject to waiver, in part or in full, by the Sellers’ Representative:

(a)           the Buyer shall have executed and delivered to the Sellers’ Representative an officer’s certificate stating that the representations and warranties of the Buyer contained in this Agreement and in any certificate delivered by the Buyer pursuant hereto are true, correct and complete in all respects and that the covenants and other agreements of the Buyer required by this Agreement to be complied with, performed or satisfied have been complied with, performed or satisfied in all respects;

(b)           the Buyer shall have executed and delivered to the Sellers’ Representative a certificate of its secretary, setting forth the resolutions of its board of directors (or other evidence reasonably satisfactory to the Sellers’ Representative) authorizing the execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and

(c)           the Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement.

ARTICLE IX
INDEMNITY

9.1           General Indemnification.  Each Seller, jointly and severally, covenants and agrees to indemnify, defend, protect and hold harmless the Indemnified Parties from, against and in respect of all Damages suffered, sustained, incurred or paid by any Indemnified Party, in each case in connection with, resulting from or arising out of, directly or indirectly (whether or not involving a third party claim): (i) the inaccuracy or breach of any representation or warranty made by the Company or any Seller set forth in this Agreement or in any other agreement or any certificate or information delivered or provided in connection with or related to the consummation of the transactions contemplated by this Agreement; (ii) the nonfulfillment of any covenant or agreement on the part of the Company, any Subsidiary or any Seller set forth in this Agreement or in any agreement or certificate executed and delivered by the Company, any Subsidiary or any Seller pursuant to this Agreement or in the transactions contemplated hereby; (iii) any Liabilities not incurred in the ordinary course of business and consistent with past practices, which arise out of, relate to or are associated with the business, operations or assets of the Company, any Subsidiary or any Seller on or prior to the Closing Date; (iv) the Benefit Plans and any and all benefits accrued under the Benefit Plans as of the Closing Date and any and all other Liabilities arising out of, or in connection with the form or operation of the Benefit Plans on or prior to the Closing Date; (v) any and all Liabilities resulting from any litigation, suit, proceeding, action, claim, demand or investigation pending or threatened against the Company or any Subsidiary or arising out of the operations of the Company or any Subsidiary on or prior to the Closing Date including, without limitation, any such matter listed on Schedule 3.13; (vi) without duplication of recovery pursuant to any of the foregoing, any and all Liabilities for Taxes (x) in connection with or arising out of the Company’s or any Subsidiary’s activities or business on or prior to the Closing Date (determined, with respect to taxable periods that begin before and end after the Closing Date, in accordance with the allocation provisions of Section 6.6(b)) in excess of the amount of such Taxes reflected as a current liability in the computation of Closing Working Capital, or (y) owing by any Person other than the Company or any Subsidiary for which the Company or any Subsidiary may be liable, including, without limitation (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, or (C) by contract; and (vii) any Liability attributable to any recovery relating to the Pending SCOT Contract Claims set forth in Section 6.9 hereof, including without limitation any claims by former or current employees relating to bonus payments owed in connection with the Awards Fee Claim which are not satisfied by the bonus pool allocation set forth in Section 6.9(b)(i).

9.2           Indemnification Procedures.  In the event of the assertion or commencement by any Person of any claim or legal proceeding (whether against Buyer or against any other Person)

with respect to which any Indemnified Party may be entitled to indemnification pursuant to this Article IX, Buyer shall have the right, at its election, to proceed with the defense (including settlement or compromise) of such claim or legal proceeding on its own; provided, however, that if Buyer settles or compromises any such claim or legal proceeding without the consent of the Sellers or the Sellers’ Representative, such settlement or compromise shall not be conclusive evidence of the amount of Damages incurred by the Indemnified Party in connection with such claim or legal proceeding (it being understood that if Buyer requests that the Sellers or the Sellers’ Representative consent to a settlement or compromise, the Sellers and Sellers’ Representative shall act reasonably in determining whether to provide such consent).  Buyer shall give the Sellers’ Representative prompt notice after it becomes aware of the commencement of any such claim or legal proceeding against Buyer; provided, however, any failure on the part of Buyer to so notify the Sellers’ Representative shall not limit any of the obligations of the Sellers or the Sellers’ Representative, or any of the rights of any Indemnified Party, under this Article IX (except to the extent such failure materially adversely prejudices the defense of such claim or legal proceeding).  If Buyer does not elect to proceed with the defense (including settlement or compromise) of any such claim or legal proceeding, the Sellers’ Representative may proceed with the defense of such claim or legal proceeding with counsel reasonably satisfactory to Buyer; provided, however, that the Sellers’ Representative may not settle or compromise any such claim or legal proceeding without the prior written consent of Buyer (which consent may not be unreasonably withheld) unless such settlement or compromise (i) provides for the payment by the Sellers’ Representatives or the Sellers of money as sole relief for the claimant, (ii) results in the full and general release of the Indemnified Parties from all liabilities arising or relating to, or in connection with, a third-party claim, (iii) provides for dismissal with prejudice of the Indemnified Party named therein, and (iv) does not admit, or consent to any finding of wrongful conduct or liability by any Indemnified Party.  No Indemnified Party (other than Buyer or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Buyer (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.  Nothing herein shall be deemed to prevent the Indemnified Party from making a claim, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands; provided, the notice of such claim sets forth the basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

9.3           Right of Offset.  In the event that any Seller shall have an indemnification obligation to any Indemnified Party, the Buyer shall have the right (but not the obligation) to offset the amount of such indemnification obligation against any portion of the Purchase Price owed to such Seller, including, without limitation, the Escrowed Funds and the Additional Purchase Price; provided, that the Buyer agrees to first attempt to offset the amount of such obligation against any Escrowed Funds, to the extent readily available to the Buyer pursuant to Section 3(c) of the Escrow Agreement, before pursuing right to seek payment of such obligation directly from any of the Sellers.  No limitation on the Buyer’s ability to exercise the rights set forth in this Section shall affect such Indemnified Party’s rights hereunder or otherwise.  Such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Buyer or any Indemnified Party is or may be entitled at law or equity or under this Agreement (including any exhibits hereto).

9.4           Survival of Representations, Warranties and Covenants.  Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing and be enforceable until such covenant or agreement has been fully performed.  All representations and warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing until the later of (i) the date fifteen (15) months from the Closing Date, or (ii) the receipt by the Buyer of its audited consolidated financial statements for its fiscal year 2005, and shall thereafter expire, except that any representation or warranty with respect to which a claim has been made for a breach thereon prior to such date shall survive until such claim is resolved.  The limitations on survival set forth in this Section 9.4 shall not apply to (a) the representations and warranties set forth in Sections 3.4 (Capitalization), 3.8 (Employee Benefit Plans), 3.10 (Taxes), 3.21 (Brokers), 4.4 (Company Shares) and 4.5 (Brokers), all of which shall survive for the applicable statute of limitations, (b) the representations and warranties set forth in Section 3.15 (Government Contracts), which shall survive until the third (3rd) anniversary of the termination or expiration of each such Government Contract, or (c) claims based on fraud or intentional misrepresentation.

9.5           Limitations on Indemnification.

(a)           The Sellers shall have no liability for Damages for breaches of representations and warranties unless and until the aggregate amount of all Damages for all claims for breaches of representations and warranties asserted by the Indemnified Parties exceeds Two Hundred Fifty Thousand Dollars ($250,000) and the Sellers shall only be liable for Damages, in the aggregate, in excess thereof.  The limitations set forth in this Section 9.5 shall not apply to (i) the representations and warranties set forth in Sections 3.4 (Capitalization), 3.8 (Employee Benefit Plans), 3.10 (Taxes), 3.15 (Government Contracts); 3.21 (Brokers), 4.4 (Company Shares), and 4.5 (Brokers), or (ii) claims based on fraud or intentional misrepresentation, with respect to which, in each case, all Damages shall be recoverable from the first dollar and shall be counted in determining whether the thresholds in this Section 9.5(a) have been exceeded.

(b)           The indemnification obligations of the Sellers for breaches of representations and warranties shall be limited to an aggregate amount equal to Fifteen Million Dollars ($15,000,000); provided, however, that the indemnification obligations of the Sellers for breaches of the representations and warranties set forth in Section 3.15 (Government Contracts) shall be limited to an aggregate amount equal to the Purchase Price.  The limitations set forth in this Section 9.5(b) shall not apply to (i) the representations and warranties set forth in Sections 3.4 (Capitalization), 3.10 (Taxes), 3.21 (Brokers), 4.4 (Company Shares), and 4.5 (Brokers), or (ii) claims based on fraud or intentional misrepresentation, with respect to which, in each case, no Damages shall be counted in determining whether the limitation in this Section 9.5(b) has been exceeded.

(c)           For purposes of determining any breach of any representation or warranty for purposes of indemnification under this Article IX, any qualification or limitation of a representation or warranty by reference to materiality of matters stated therein or as to matters having or not having a “Material Adverse Effect,” or to the knowledge of or words of similar effect, shall be disregarded.  The indemnification obligations of the Sellers and the rights and remedies that may be exercised by an Indemnified Party shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of any of the Indemnified Parties.

9.6           Exclusive Remedy.  The provisions of Article IX shall constitute the sole and exclusive remedy from and after the Closing with respect to any damages suffered, sustained, incurred or paid by any Indemnified Party resulting from or arising out of any breach of any representation or warranty made by any Party in this Agreement, except for specific performance and equitable remedies and except in the case of fraud or intentional misrepresentation.

9.7           Waiver, Release and Discharge.  Effective upon the Closing, except as expressly set forth in this Agreement, each Seller hereby irrevocably waives, releases and discharges the Company from any and all Liabilities and obligations to the Seller of any kind or nature whatsoever, whether in his capacity as a Seller hereunder, as a stockholder, officer, director or employee of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Seller shall not seek to recover any amounts in connection therewith or thereunder from the Company.  Each Seller waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other similar right or remedy against the Company in connection with any actual or alleged breach of any representation, warranty or obligation set forth in this Agreement.

ARTICLE X
COVENANT NOT TO COMPETE

10.1         Prohibited Activities.  For the period commencing with Closing and ending on the later of the third (3rd) anniversary of the Closing and two (2) years after the date of termination of any employment or consulting arrangement with the Buyer, if any, neither Seller shall, for any reason whatsoever, directly or indirectly, for himself, or on behalf of or in conjunction with any other Person:

(a)           engage as a stockholder, officer, director, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, in any business selling any products or services in direct or indirect competition with the Buyer, the Company or the Buyer’s Affiliates; provided, however, that neither Seller nor any of such Seller’s Affiliates shall be precluded from the ownership of securities of corporations that are listed on a national securities exchange or traded in the national over-the-counter market in an amount that shall not exceed two percent (2%) of the outstanding shares of any such corporation;

(b)           employ, or call upon for the purpose or with the intent of enticing or soliciting away from or out of the employment of the Buyer, the Company, any Subsidiary or any of the Buyer’s Affiliates, any person who is at that time, or was within one (1) year prior to that time, an employee of the Buyer, the Company, or any Subsidiary or any of the Buyer’s Affiliates; provided, however, that Walter M. Curt shall be entitled to hire, for purposes that do not otherwise violate any provisions of this Article X, any employee who was employed by the

Company at the Company’s headquarters set forth on a written list agreed upon by the Buyer and the Sellers prior to the Closing; or

(c)           sell products or services that directly or indirectly compete with the products or services offered by the Buyer or its Affiliates to, or call upon for the purpose of soliciting or selling products or services that directly or indirectly compete with the products or services offered by the Buyer or its Affiliates to, any Person who is at that time, or has been within one (1) year prior to that time, a customer or prospective customer of the Buyer, the Company or any of the Buyer’s Affiliates; or

(d)           publish any statement or make any statement (under any circumstances reasonably likely to become public) critical of the Buyer, the Company, any Subsidiary or any of the Buyer’s Affiliates, or in any way adversely affecting or otherwise maligning the reputation of the Buyer, the Company or any of the Buyer’s Affiliates.

Notwithstanding subsections (a) and (c) above, Walter M. Curt shall be permitted to sell commercial products; provided, however, that if in connection with the sale of any commercial product, a Government customer requests a service that would be competitive with a service which the Buyer or its Subsidiaries is capable of providing, Mr. Curt shall use his reasonable best efforts (including, without limitation, securing any requisite Government consents or approvals) to convey to the Buyer or its Subsidiaries the right to provide such service, with no additional direct or indirect benefit to Mr. Curt; provided, further, that if Mr. Curt is unable to convey to the Buyer or its Subsidiaries the right to provide such service, Mr. Curt must obtain the written consent of the Buyer before directly or indirectly providing the service.  The parties intend that the covenants contained in this Section 10.1 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and, except for geographic coverage, each such separate covenant shall be identified in terms to the covenant contained in this Section 10.1.

10.2         Confidentiality.

(a)           Each Seller and each of their respective Affiliates, (i) shall treat and hold as confidential all information concerning this Agreement and the business and affairs of the Buyer, the Company, any Subsidiary and the Buyer’s Affiliates that is not already generally available to the public (the “Confidential Information”), (ii) shall not disclose, transfer, transmit or use any of the Confidential Information except in connection with this Agreement and as authorized by the Buyer or the Company, and (iii) shall deliver promptly to the Buyer, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control.  Each Seller hereby acknowledges that such Confidential Information constitutes proprietary and trade secret information of the Buyer.

(b)           In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller shall notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 10.2.  If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or other Government official or agency, such Seller may disclose the Confidential Information to the tribunal; provided that such Seller shall use his best efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

10.3         Damages.  Because of the difficulty of measuring economic losses to the Buyer and its Affiliates as a result of a breach of the foregoing covenants in this Article X, and because of the immediate and irreparable damage that could be caused to the Buyer and its Affiliates for which it would have no other adequate remedy, each Seller agrees that the foregoing covenant may be enforced by the Buyer in the event of breach by such Seller, in addition to, but not in lieu of, any other available remedies, by injunctions and restraining orders and other equitable remedies.

10.4         Reasonable Restraint.  It is agreed by the Parties that the foregoing covenants in this Article X impose a reasonable restraint on the applicable Seller in light of the activities and business of the Buyer and its Affiliates on the date of the execution of this Agreement and the current plans of the Buyer and its Affiliates; but it is also the intent of the Parties, that such covenants be construed and enforced in accordance with the changing activities and business of the Buyer and its Affiliates throughout the term of this covenant.

10.5         Independent Covenant.  All of the covenants in this Article X shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Seller against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of such covenants.  It is understood by the Parties hereto that the covenants contained in this Article X are essential elements of this Agreement and that, but for the agreement of the Sellers to comply with such covenants, the Buyer would not have agreed to enter into this Agreement.  Each Seller and the Buyer have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Buyer.  Each Seller hereby agrees that all covenants contained in this Article X are material, reasonable and valid and waive all defenses to the strict enforcement hereof by the Buyer.  The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.  Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.  The covenants contained in Article X hereof shall not be affected by any breach of any other provision hereof by any Party hereto and shall have no effect if the transactions contemplated by this Agreement are not performed.

ARTICLE XI
TERMINATION

11.1         Termination.

(a)           This Agreement may, by notice given on or prior to the Closing Date, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing Date:

(i)            by the Sellers’ Representative if there has been a material misrepresentation or a material default or breach by the Buyer with respect to its representations in this Agreement or in any ancillary document or the due and timely performance of any of the Buyer’s covenants and agreements contained in this Agreement or in any ancillary document, and such misrepresentation, default or breach shall not have been cured within five (5) days after receipt by the Buyer of notice specifying particularly such misrepresentation, default or breach;

(ii)           by the Buyer if there has been a material misrepresentation or a material default or breach by the Company or any Seller with respect to any of their respective representations in this Agreement or in any ancillary document or the due and timely performance by the Company or any Seller of any of their respective covenants and agreements contained in this Agreement or in any ancillary document, and such misrepresentation, default or breach shall not have been cured within five (5) days after receipt by the Company or any Seller of notice specifying particularly such misrepresentation, default or breach;

(iii)          by mutual agreement of the Company and the Buyer;

(iv)          by either the Company or the Buyer if the Closing shall not have occurred on or before the sixtieth (60th) day after the date hereof; provided that the Party seeking to terminate this Agreement shall not because of its (and in the case of the Company, any Seller’s) breach or violation of any representation, warranty or covenant contained herein have caused the Closing not to have occurred;

(v)           by the Buyer if the Buyer is not satisfied with the results of its review of, and the due diligence investigation with respect to, the business of the Company or any Subsidiary;

(vi)          by the Buyer if the board of directors of the Buyer does not approve the consummation of the Stock Purchase and the transactions contemplated this Agreement;

(vii)         by the Sellers’ Representative, on the one hand, or by the Buyer, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any Government Authority which would make the consummation of the transactions illegal.

(b)           In the event of the termination of this Agreement pursuant to Section 11.1(a), (i) the Stock Purchase shall be abandoned; (ii) the provisions of Article IX, this Article XI and Article XII shall remain in full force and effect and survive any termination of this Agreement; and (iii) each Party shall remain liable for any breach of this Agreement prior to its termination.

ARTICLE XII
MISCELLANEOUS

12.1         Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Sellers and their respective successors and assigns; provided, however, that the Sellers may not make any assignment of this Agreement or any interest herein without the prior written consent of the Buyer.  Any such purported assignment without such prior written consent shall be void and of no force or effect.  This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, in whole or in part, and to the extent so assigned, the Sellers hereby recognize said assignee as the party-in-interest with respect to the rights and obligations assigned and agrees to look solely to said assignee for the purpose of conferring benefits, or requiring performance of obligations, assigned to it by the Buyer.

12.2         Governing Law.  This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

12.3         Specific Performance.  Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement.  It is accordingly agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach of any such covenants or agreements, each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties’ covenants and agreements contained in this Agreement.  Subject to the limitations set forth in Section 9.6, all rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

12.4         Severability.  Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof.  In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however that if such unlawful clause is so material to the Party for whose benefit the clause was originally included so that such Party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be arbitrated pursuant to Section 12.9 hereof.  The preceding sentence is in addition to and not in place of the severability provisions in Article X.

12.5         Amendment.  This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by the Buyer, the Company and the holders of a majority of the Shares.

12.6         Waiver.  Any Party hereto may to the extent permitted by applicable Law (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein.  No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance.  No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

12.7         Notices.  All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery.  All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

(a)           If to the Buyer:

SI International, Inc.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

Attention:    Thomas E. Dunn
James E. Daniel

Telephone:  (703) 234-7000
Facsimile:   (703) 234-7501

with a copy to:

Shaw Pittman LLP
1650 Tysons Boulevard, 14th Floor
McLean, Virginia 22102
Attention:  Lawrence T. Yanowitch, Esq.
Telephone:  (703) 770-7900
Facsimile:  (703) 770-7901

(b)           If to any Seller or the Sellers’ Representative:

Walter M. Curt
c/o Nathan Miller
Miller & Earle
560 Neff Avenue
Suite 200
Harrisonburg, Virginia  22801
Telephone:  (540) 564-1555
Facsimile:  (540) 434-7832

with a copy to:

Andrews Kurth LLP
1701 Pennsylvania Avenue, NW
Suite 300
Washington, DC 20006
Attention:  Andrew M. Tucker, Esq.
Telephone:  (202) 662-2700
Facsimile:  (202) 662-2739

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

12.8         Expenses.  Except as otherwise provided in Article IX, all costs and expenses of the Company, any Subsidiary and any Seller (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by the Company, any Subsidiary or any Seller in connection with the transactions contemplated hereby shall be borne by the Sellers and all costs and expenses of the Buyer (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by the Buyer in connection with the transactions contemplated hereby shall be borne by the Buyer.  The Sellers’ Representative may direct the Buyer to satisfy any of the Seller’s obligations under this Section 12.8 at the Closing, in which case the Closing Payment shall be reduced by a corresponding amount.

12.9         Arbitration.

(a)           Except as set forth in Article X, Section 11.3 and Section 11.9(c) hereof, any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”), unless otherwise agreed, by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the Buyer and the Sellers’ Representative in accordance with said Rules.  In the event Buyer and the Sellers’ Representative fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with such Rules.  In the event Buyer and the Sellers’ Representative shall have failed to agree upon a full panel of arbitrators from such second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with such Rules.  If at the time of the arbitration Buyer and the Sellers’ Representative agree in writing to submit the dispute to a single arbitrator, such single arbitrator shall be appointed by agreement of Buyer and the Sellers’ Representative in connection with the foregoing procedure or failing such agreement by the AAA in accordance with such Rules.  All arbitrators shall be neutral arbitrators and subject to Rule 19 of the Rules.

(b)           The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured Party.  A decision by a majority of the arbitrators shall be final, conclusive and binding.  The arbitrators shall deliver a written and reasoned award with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.  Any arbitration proceeding shall be held in Alexandria, Virginia.

(c)           The Parties hereby exclude any right of appeal to any court on the merits of the dispute.  The provisions of this Section 12.9 may be enforced in any court having jurisdiction over the award or any of the Parties or any of their respective assets, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court.  Nothing contained in this Section 12.9 shall prevent any Party from seeking injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

(d)           In any arbitration hereunder, the Sellers and their respective successors shall be bound by any and all actions taken by the Sellers’ Representative on their behalf pursuant to Section 2.3.  All communications or writings sent to the Sellers’ Representative shall be deemed notice to all of the Sellers hereunder.

12.10       Complete Agreement.  This Agreement, those documents expressly referred to herein, including all exhibits and schedules hereto, and the other documents of even date herewith embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representation by or among the Parties, written or oral, which may have related to the subject matter herein.

12.11       Absence of Third Party Beneficiary Rights.  No provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, subsidiary, Affiliate, stockholder, employee or partner of any Party hereto or any other Person.

12.12       Mutual Drafting.  This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

12.13       Further Representations.  Each Party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transaction contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.  Each Party further represents that it is being independently advised as to the Tax or securities consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by any other Party as to such Tax and securities consequences.

12.14       Gender.  Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

12.15       Headings.  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

12.16       Counterparts.  This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement.  This Agreement and any document or schedule required hereby may be executed by facsimile signature which shall be considered legally binding for all purposes.

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first above written.

BUYER:

SI INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Ray J. Oleson
Name: Ray J. Oleson
Title: Chief Executive Officer

By:	/s/ Thomas E. Dunn
Name: Thomas E. Dunn
Title: Executive Vice President, Chief Financial Officer and Treasurer

COMPANY:

SHENANDOAH ELECTRONIC INTELLIGENCE, INC., a Virginia corporation

By:	/s/ Walter M. Curt
Name: Walter M. Curt
Title:

SELLERS:

THE WALTER M. CURT TRUST, a Virginia trust

By:	/s/ Walter M. Curt
Name: Walter M. Curt
Title:

THE MARTHA F. CURT TRUST, a Virginia trust

By:	/s/ Martha F. Curt
Name: Martha F. Curt
Title:

Signatures Continued on Next Page

/s/ Walter M. Curt
Walter M. Curt

/s/ Martha F. Curt
Martha F. Curt

APPENDIX

Appendix A	Defined Terms

EXHIBITS

Exhibit A	Escrow Agreement

Exhibit B	Commitment Letter

Exhibit C	List of Key Employees

Exhibit D	Stock Option Agreement

Exhibit E	Form of Consulting Agreement

Exhibit F	Form of Opinion of Counsel